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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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GFI GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GFI Group Inc.
100 Wall Street
New York, New York 10005

April 23, 2008

To Our Stockholders:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of GFI Group Inc., to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, on Wednesday, June 11, 2008, at 10:00 A.M. Eastern Daylight Time.

        At the Annual Meeting, you will be asked to consider and vote upon (i) the election of two Class III directors; (ii) the ratification of the appointment of our independent auditors; (iii) the approval of the GFI Group Inc. 2008 Equity Incentive Plan; (iv) the approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan; and (v) such other business as may properly come before the Annual Meeting and any adjournment thereof. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. You may also vote via the internet or by telephone by following the voting instructions printed on your proxy card or included with your proxy materials. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

        On behalf of the Board of Directors and the management of GFI Group Inc., I would like to thank you for your continued support.

Sincerely,

Michael A. Gooch Chairman and Chief Executive Officer

GFI Group Inc.
100 Wall Street
New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2008

To the Stockholders of
GFI Group Inc.:

         The 2008 Annual Meeting of Stockholders (the "Annual Meeting") of GFI Group Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 11, 2008, at 10:00 a.m. Eastern Daylight Time, at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281. If you attend the Annual Meeting in person, you will need to present proper photo identification at the door. If you beneficially hold the Company's common stock, par value $.01 per share, (the "Common Stock"), you will also need to present an account statement showing your ownership of the Company's Common Stock.

         At the Annual Meeting you will be asked to consider and vote on:

  1.
  the election of two Class III directors to serve for a three year term until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  the ratification of the appointment of the Company's independent auditor;

  3.
  the approval of the GFI Group Inc. 2008 Equity Incentive Plan;

  4.
  the approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan; and

  5.
  the transaction of such other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

         Holders of record of Common Stock at the close of business on April 16, 2008, will be entitled to notice of, and to vote on, all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

Scott Pintoff, General Counsel and Corporate Secretary

April 23, 2008

         Stockholders are cordially invited to attend the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please mark, sign and return the enclosed proxy card promptly in the enclosed envelope or use telephone or internet voting prior to the Annual Meeting to ensure that your shares of Common Stock will be represented. Please refer to the proxy card or other voting instructions included with these proxy materials in order to vote via the internet or by telephone. You may nevertheless vote in person if you attend the Annual Meeting.

GFI Group Inc.
100 Wall Street
New York, New York 10005

PROXY STATEMENT

Annual Meeting of Stockholders
June 11, 2008

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock, par value $.01 per share, of GFI Group Inc. (the "Common Stock") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2008 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10281, on Wednesday, June 11, 2008, at 10:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof. Please note that in this Proxy Statement, the "Company", "GFI" and "we", "our", "us" and similar words refer to GFI Group Inc. and its subsidiaries. These proxy materials are being sent on or about April 23, 2008, to holders of record on April 16, 2008, of the Company's Common Stock.

        At the Annual Meeting you will be asked to consider and vote on (i) the election of two Class III directors; (ii) the ratification of the appointment of our independent auditors; (iii) the approval of the GFI Group Inc. 2008 Equity Incentive Plan; (iv) the approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan; and (v) such other business as may properly come before the Annual Meeting and any adjournment thereof.

        A proxy card may be revoked by a stockholder prior to its exercise in any of the following three ways: (1) by written notice to the Secretary of the Company; (2) by submission of another proxy bearing a later date via the mail, internet or telephone; or (3) by voting in person at the Annual Meeting (assuming you are a stockholder of record or a beneficial owner who has obtained a "legal proxy" from your nominee to vote your shares at the Annual Meeting). Revocation by notice to the Secretary of the Company, or by submission of a later proxy, will not affect a vote on any matter that is taken by the Company prior to the receipt of the notice or later proxy. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the appointment. If not properly revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the stockholder. If no instructions are indicated, the proxy will be voted "FOR" the Class III directors described in this Proxy Statement, "FOR" the ratification of the appointment of the Company's independent auditor, "FOR" the approval of the GFI Group Inc. 2008 Equity Incentive Plan, "FOR" the approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan and, as to any other matter of business that may be properly brought before the Annual Meeting, in accordance with the judgment of the person or persons voting on the matter.

        This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also requests that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

VOTING SECURITIES

        Holders of record of Common Stock at the close of business on April 16, 2008, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote.

        On April 16, 2008, there were 117,582,458 shares of Common Stock outstanding. The number of shares outstanding and all share amounts throughout this Proxy Statement have been adjusted for the four-for-one stock split of the Company's Common Stock that was completed on March 31, 2008. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining whether there is a quorum.

        The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes.

        The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the ratification of the appointment of the Company's independent auditor, the approval of the GFI Group Inc. 2008 Equity Incentive Plan and the approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan and for any other proposals that may be properly brought before the Annual Meeting. An abstention with respect to any other such proposal will have the practical effect of a negative vote as to that proposal. In the event of a broker non-vote with respect to any such proposal coming before the Annual Meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of Common Stock of which a majority is required for adoption. This will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares of Common Stock from which a majority is calculated.

I. ELECTION OF DIRECTORS

        Article SEVENTH of the Company's Second Amended and Restated Certificate of Incorporation (as so amended and restated, the "Certificate of Incorporation") provides that the Board shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The Board has currently set the number of directors at six, with two directors in each class. The term of the current Class III directors will expire at the Annual Meeting, the term of the Class I directors will expire at the annual meeting of stockholders to be held in 2009 and the term of the Class II directors will expire at the annual meeting of stockholders to be held in 2010. Under Article SEVENTH, the successors of the class of directors whose term expires at the Annual Meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, or until their resignation, removal or until their successors are duly elected and qualified.

        At the Annual Meeting, two Class III directors will be elected to hold office for a three-year term until the annual meeting of stockholders to be held in 2011 or until their successors are elected and qualified. The Board, based on the recommendation of the Board Credentialing Committee, has nominated Michael Gooch and Marisa Cassoni as Class III directors of the Company and recommends a vote "FOR" the election of each nominee. Both Mr. Gooch and Ms. Cassoni are currently serving as Class III directors of the Company.

        The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Each of the nominees has consented to serve if elected and the Board has no reason to believe that the nominees will be unable to accept a directorship, but if such contingency should arise, it is the intention of the proxies named in the proxy card to vote for such person or persons as the Board may recommend.

The Board recommends a vote "FOR" the election of each nominee.

        Certain information with respect to the nominees for election as directors proposed by the Board and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below.

Name	Age	Position(s)
Michael A. Gooch(C)	49	Chairman of the Board and Chief Executive Officer
Colin Heffron(B)(4)	45	President and Director
Marisa Cassoni(C)(2)(3)(4)	56	Director; Audit Committee Chairperson
Geoffrey Kalish(A)(2)(4)	44	Lead Non-Executive Director; Risk Policy Committee Chairperson
John R. MacDonald(A)(1)(2)	52	Director
John W. Ward(B)(1)(3)	65	Director; Compensation Committee Chairperson

(1)
Current member of the Compensation Committee.

(2)
Current member of the Audit Committee.

(3)
Current member of the Board Credentialing Committee.

(4)
Current member of the Risk Policy Committee

(A)
Denotes Class I Director with term to expire in 2009.

(B)
Denotes Class II Director with term to expire in 2010.

(C)
Denotes Class III Director with term to expire in 2008 and nominee for election at the 2008 Annual Meeting.

NOMINEES FOR ELECTION: CLASS III DIRECTORS

        Michael Gooch has been our Chairman of the Board and Chief Executive Officer since he founded our business in 1987. Prior to founding our Company, Mr. Gooch worked for the Refco Group, Bierbaum Martin, Harlow Meyer Savage, Citibank and Tullet & Riley. Mr. Gooch is also the President and majority stockholder of Jersey Partners Inc., the Company's largest stockholder.

        Marisa Cassoni, Director, joined our Board in January 2005. Ms. Cassoni is the Finance Director of the John Lewis Partnership and has held such position since June of 2006. From 2001 until December 31, 2005, Ms. Cassoni was the Group Finance Director of Royal Mail plc., a postal services company wholly-owned by the U.K. government. Ms. Cassoni had previously been Group Finance Director at Britannic Assurance plc from 1998 to 2001. From 1987 to 1998, she was an employee of the Prudential Corporation, becoming Group Finance Director of Prudential's U.K. Division in 1994. Ms. Cassoni qualified as a Chartered Accountant while at Deloitte where she was employed from 1975 to 1986, becoming a Corporate Finance Manager in 1984.

Ms. Cassoni is a non-executive director of WSP Group plc, a U.K. quoted company, and chairs its audit committee and is a member of its remuneration committee and nomination committee. Ms. Cassoni has also been a non-executive director of Severn Trent plc, a U.K. quoted utility company, from September 2001 until August 2006, during which she served as a member of its nomination, remuneration and audit committees. Ms. Cassoni is a member of the U.K. Accounting Standards Board and is a governor of the Peabody Trust.

CLASS I DIRECTORS

        Geoffrey Kalish, Lead Non-Executive Director, joined our Board in April 2000. Mr. Kalish is a founder and Senior Principal of Aquiline Capital Partners LLC and has held such position since August 2005. Mr. Kalish is also a founder and Managing Director at Venturion Capital LLC and has held such position since May 1998. Both Aquiline and Venturion are private equity firms that invest exclusively in financial services companies around the world. Prior to founding Venturion, Mr. Kalish worked for Smith Barney, Drexel Burnham Lambert, Kidder Peabody and Westpac Bank in a variety of proprietary trading and corporate finance positions. Mr. Kalish has previously served as a director of numerous companies in the United States and Europe.

        John R. MacDonald, Director, joined our Board in May 2006. Mr. MacDonald is the Chief Financial Officer of MF Global Ltd. and has held such position since April 2, 2008. Prior to this, Mr. MacDonald was the Chief Operating Officer of TD Ameritrade Holding Corporation ("TD Ameritrade"), a position he held from September 2006 until June 2007. Prior to being named Chief Operating Officer, Mr. MacDonald served as an Executive Vice President and Chief Financial Officer of TD Ameritrade since March 2000 and Chief Administrative Officer since August 2005. Prior to joining TD Ameritrade in 2000, Mr. MacDonald served as Chief Financial Officer of New York City-based Investment Technology Group, Inc., a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers. Mr. MacDonald has also held executive positions at Salomon Brothers and Deloitte & Touche.

CLASS II DIRECTORS

        Colin Heffron, Director, joined our Board in November 2001 and has been our President since February 2004. Mr. Heffron is responsible for all of our brokerage, data and analytics businesses. Mr. Heffron joined our Company in our New York office in 1988 as a broker of foreign currency options before moving to London to assist in the establishment of our London office. From 1991 until 1994, Mr. Heffron headed our global currency options business. From 1994 until 1997, Mr. Heffron ran the day-to-day operations of all of our U.K. businesses. From 1998 until February 2004, Mr. Heffron was head of all of our operations in the U.K. and joint-head of Asian operations.

        John W. Ward. Director, joined our Board in April 2004. Mr. Ward has been a principal of Transition International, Inc., an independent consulting firm, since its formation in 1992. He joined the board of Fenics Limited in 1999 and served until our acquisition of that company in 2001. Mr. Ward was also a director of Ameritrade Holdings Corporation from 1997 until 2002 and served as chairman of its compensation committee until 2001. He was also a director of AHL Services Inc. from 2000 until 2003 and was formerly Chairman of the Merrill Lynch International Banking Group.

MATTERS RELATING TO CORPORATE GOVERNANCE, THE BOARD AND BOARD COMMITTEES

INDEPENDENCE OF DIRECTORS

        The Board has determined that each of the Company's directors, other than Messrs. Gooch and Heffron, qualify as an "independent director" in accordance with the listing requirements of The NASDAQ Global Select Market ("NASDAQ"). The NASDAQ independence definition consists of a series of objective tests, including that the director is not an officer or employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by NASDAQ marketplace rules, the Board has made a subjective determination with respect to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of that director. In making these determinations, the Company has gathered and reviewed information provided by the individual directors and the Company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

        There is no family relationship between any director or executive officer of the Company.

STOCKHOLDER COMMUNICATIONS

        The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to one or more members of the Board by writing to such director(s) or to the whole Board in care of the Corporate Secretary, GFI Group Inc., 100 Wall Street, 10th Floor, New York, New York 10005. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

BOARD MEETINGS

        The Board held eight meetings during fiscal 2007. During fiscal 2007, each current director attended 75% or more of the aggregate number of meetings of the Board and the Board Committees on which he or she served that were held during such director's period of service.

        The Company's independent, non-executive directors have met in regularly scheduled executive sessions without management during fiscal 2007.

ATTENDANCE AT ANNUAL MEETINGS

        The Board believes that it is important for its members to attend the Company's annual meetings of stockholders and therefore the Board has adopted a policy encouraging all directors to attend annual meetings. All members of the Board attended the Company's 2007 Annual Meeting.

BOARD COMMITTEES

        The Board has established four committees whose functions and current members are described below. The Audit Committee, the Compensation Committee, the Board Credentialing Committee and the Risk Policy Committee (the "Board Committees") are committees of the Board and, with the exception of the Risk Policy Committee, consist solely of independent members of the Board. Mr. Heffron, our President, is a member of the Risk Policy Committee. The composition, purpose and responsibilities of each Board Committee are set forth below.

        Audit Committee.    The Audit Committee assists our Board in its oversight of our internal accounting controls and audit processes and our independent auditors. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent auditors and approval of any significant non-audit relationship with the independent auditors. The Audit Committee is also responsible for preparing reports required by the rules promulgated by the United States Securities and Exchange Commission (the "SEC") to be included in our proxy statements relating to annual meetings of stockholders. The Audit Committee is currently comprised of Marisa Cassoni, as Chairperson, Geoffrey Kalish, and John MacDonald. The Board has determined that each member of the Audit Committee is an "independent director" as defined in the NASDAQ Maketplace Rules and that each meets the independence requirements contained in the rules promulgated under the Exchange Act. In addition, the Board has determined that each of Ms. Cassoni, Mr. Kalish and Mr. MacDonald meet the NASDAQ standards of financial sophistication and the SEC's criteria of an "audit committee financial expert". The Audit Committee held twelve meetings during fiscal 2007. The Audit Committee

Report begins on page 54 of this Proxy Statement. The Audit Committee has a charter, a copy of which is available on our website at www.gfigroup.com.

        Compensation Committee.    The Compensation Committee assists our Board in its oversight of executive compensation, determines goals and objectives relevant to compensation and, based on input submitted by management, recommends to our Board compensation levels for our Board members and our executive officers that correspond to our goals and objectives. In addition, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the performance of the Chief Executive Officer and recommends to the full Board for its determination the compensation of the Chief Executive Officer. The Compensation Committee also makes recommendations to the Board regarding incentive compensation plans and equity compensation plans. The Compensation Committee reviews and discusses with management the disclosure regarding executive compensation to be included in our proxy statements and recommends to the Board the inclusion of the Company's Compensation Discussion and Analysis. The Committee is responsible for issuing a report that contains its recommendation regarding the Company's Compensation Discussion and Analysis as required by the rules of the SEC to be included in our proxy statements or Annual Reports on Form 10-K. This report begins of page 37 of this Proxy Statement. The Board has determined that each of Messers. Ward and MacDonald is an "independent director" as defined in the NASDAQ Maketplace Rules and satisfies the independence requirements contained in the rules promulgated under the Exchange Act. The Compensation Committee has a charter, a copy of which is available on our website at www.gfigroup.com. The Compensation Committee is comprised of John W. Ward, as Chairperson, and John R. MacDonald. The Compensation Committee held four meetings during fiscal 2007.

        Board Credentialing Committee.    The Board Credentialing Committee is responsible for considering and recommending individuals to our Board to be nominated as directors and Board Committee members. Consideration of new Board candidates involves internal discussions, a review of a potential candidate's qualifications, including the extent of the individual's experience in business, education or his or her ability to bring a desired range of skills, perspectives and experience to the Board and interviews with selected candidates. The Board Credentialing Committee will consider qualified director candidates identified by its members, by other members of the Board, by senior management and by stockholders. A stockholder wishing to submit a proposal for a director candidate should follow the instructions set forth in the section below entitled "Submission of Stockholder Proposals for the 2009 Annual Meeting" If properly submitted, the Board Credentialing Committee will evaluate any director candidate nominated by a stockholder in the same manner as any other director candidate.

        The Board Credentialing Committee's responsibilities also include evaluating the performance of our Board. The Board Credentialing Committee is comprised of Marisa Cassoni and John W. Ward. The Board has determined that each of Ms. Cassoni and Mr. Ward is an "independent director" as defined in the NASDAQ Maketplace Rules and that each meets the independence requirements contained in the rules promulgated under the Exchange Act. The Board Credentialing Committee held five meetings during fiscal 2007. The Board Credentialing Committee has a charter, a copy of which is available on our website at www.gfigroup.com.

        Risk Policy Committee.    The Risk Policy Committee assists our Board in setting policy and overseeing management in the matters of the identification, measurement, monitoring and controlling of our principal operational and business risks. The Risk Policy Committee is comprised of Geoffrey Kalish, as Chairperson, Marisa Cassoni and Colin Heffron. The Risk Policy Committee held four meetings during fiscal 2007.

        The Board and each of the Board Committees conducted a self-evaluation. Accordingly, each Board Committee compared its performance with the provisions of its charter, set forth its objectives for the upcoming year and if the Board Committee deemed it necessary or appropriate, recommended changes to the Board. Each Board Committee reported the results of its evaluation to the Board. Furthermore, the Board evaluated itself and its Board Committees to determine whether they are functioning effectively and to determine whether any modifications were necessary.

CODE OF ETHICS

        The Board has adopted a "Code of Business Conduct and Ethics for All Employees" and a "Code of Business Conduct and Ethics for Senior Financial Officers" that applies to the Company's Chief Executive Officer and Chief Financial Officer and other senior employees of the Company's finance department. Copies of these codes are available on the Company's website at www.gfigroup.com. Any amendment or waiver of any provision of these codes for executive officers and directors may only be granted by the Board and any such amendment or waiver of the codes relating to such individuals will be disclosed by the Company on its website at www.gfigroup.com.

        Additional information relating to corporate governance of the Company is also available on our website including information concerning our directors, Board Committees, including the charters for each of our Board Committees and our compliance procedures for accounting and auditing matters.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2008. Deloitte & Touche LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement should they so desire.

        The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Although ratification is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The Board unanimously recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2008.

FEES PAID TO INDEPENDENT AUDITORS

        The following table summarizes the aggregate fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2006 and 2007:

	2007	2006
Audit Fees(a)	$2,804,664	$1,983,039
Audit Related Fees	—	—
Tax Fees	119,887	128,459
All Other Fees	—	—
Total	$2,924,551	$2,111,499

(a)
Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, the review of our quarterly financial statements, the audit of management's report on the effectiveness of our internal controls over financial reporting, the issuance of comfort letters, statutory and regulatory audits, consents and other services related to SEC matters. Included in Audit Fees for 2006 is $127,225 related to professional services in connection with our secondary offering.

        In considering the nature of the services provided by Deloitte and Touche LLP, our Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee specifically approved the appointment of Deloitte and Touche LLP to be our independent auditors for the year ended December 31, 2007. Deloitte was also approved to perform reviews, pursuant to Statement of Auditing Standards No. 100, of our quarterly financial reports within the year ended December 31, 2007 and certain other audit related services such as accounting consultations. The Audit Committee is required to approve all audit and non-audit services provided by the Company's independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee.

III. APPROVAL OF THE GFI GROUP INC. 2008 EQUITY INCENTIVE PLAN

        The following is a summary of certain principal features of the GFI Group Inc. 2008 Equity Incentive Plan (the "Plan"). This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Appendix A. Throughout this summary and unless the context otherwise requires, words commencing with a capital letter but not defined herein shall have the meanings ascribed to them in the Plan. Stockholders are urged to read the actual text of the Plan in its entirety. The key terms and provisions of the Plan, including eligibility for participation and the types of awards that may be granted under the Plan, are substantially similar to those of the current GFI Group Inc. 2004 Equity Incentive Plan (the "Prior Plan"). The primary purposes of adopting the Plan and submitting the Plan for stockholder approval is to enable compliance with Sections 162(m)

and 409A of the Code and to increase the number of shares reserved by the Company for equity incentive grants to employees of the Company.

PURPOSE

        The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging share ownership on the part of the employees, Board members and independent contractors of the Company. The Plan is intended to permit the grant of awards that constitute incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards.

ADMINISTRATION

        The Plan will be administered by the Compensation Committee of the Board. References to the Compensation Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor committee to administer the Plan. Each current member of the Compensation Committee qualifies as a "non-employee director" as defined under Rule 16b-3 under the Exchange Act, an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and an "independent director" under the NASDAQ rules, as applicable and it is intended that any new members appointed to the Compensation Committee will meet the same qualifications. Subject to the terms of the Plan, the Compensation Committee is authorized to select persons eligible to receive Awards and to determine the form, amount, timing and other terms of the awards to be granted. The Compensation Committee may delegate to one or more members of the Board or to officers of the Company its authorities regarding awards to individuals not subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Compensation Committee is authorized to interpret the Plan and any award agreements issued under the Plan, to adopt such rules and procedures as it may deem necessary or advisable for the administration of the Plan and to make all other decisions and determinations required pursuant to the Plan or any award agreement or as the Compensation Committee deems necessary or advisable to administer the Plan. The Compensation Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

        The Compensation Committee may make awards that are subject to the achievement of performance goals during a performance period, each as may be determined by the Compensation Committee and specified in the relevant award agreement. The performance goals may be based on such factors including but not limited to: (a) revenue, (b) earnings per share, (c) income before cumulative effect of accounting charges, (d) net income, (e) return on assets, (f) return on equity, (g) return on capital employed, (h) total stockholder return, (i) market valuation (j) stock price, (k) cash flow, (l) completion of acquisitions, (m) business expansion and (n) product diversification. The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting charges; effects of currency fluctuations; effects of financial activities (e.g. effect on earnings per share of issuing convertible debt securities); expenses for restructuring new business initiatives; non-operating items; acquisition expenses; and effects of divestures. Any such performance criterion or combination of such criteria may apply to a recipient's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

        The Compensation Committee shall have the authority to adjust the performance goals and/or performance period in such manner as the Compensation Committee, in its sole discretion, deems appropriate at any time and from time to time, unless such adjustment causes an award to no longer qualify as performance-based compensation under Code Section 162(m).

SHARES AVAILABLE FOR AWARDS

        Subject to adjustment as described below under the heading "Changes in Capital Structure", the maximum number of Shares that will be available for the grant of Awards under the Plan will be the sum of (a) 8.25 million Shares, which is approximately 2.82 million shares more than the number of Shares remaining available for issuance under the Prior Plan as of April 1, 2008; plus (b) the number of Shares subject to awards granted under the Prior Plan that are ultimately not delivered to employees. If the Plan is approved by stockholders, the Prior Plan will be amended to prohibit future grants of awards thereunder, although awards previously granted under the Prior Plan will continue in effect until they are terminated or expire in accordance with their terms.

        The Shares awarded or acquired upon the exercise of awards under the Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares, or any combination thereof. To the extent that Shares subject to an outstanding award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes of (iii) the settlement of all or a portion of such award in cash, then such Shares shall again be available for issuance under the Plan. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries or affiliates will not be counted against the Shares available for issuance under the Plan.

        The closing price of the Shares on April 1, 2008 was $14.99.

TERM OF THE PLAN

        Unless earlier terminated by the Board, as described below under the heading "Amendment and Termination", the Plan will terminate ten years after adoption by the Board, and no further Awards may be granted under the Plan after that date. The termination (or early termination) of the Plan will not affect any Awards granted prior to the termination (or early termination) of the Plan.

ELIGIBILITY

        The persons eligible to receive Awards under the Plan are the directors, employees and independent contractors of the Company and any of its subsidiaries and affiliates who are designated by the Compensation Committee. As of March 31, 2008, there were 6 directors and approximately 1,600 employees of the Company and its subsidiaries who could be eligible to receive an award under the Plan. Persons receiving awards will enter into individual award agreements with the Company that contain the terms and conditions of the award established by the Compensation Committee.

STOCK OPTIONS

        The Compensation Committee is authorized to grant options to acquire Shares, including both incentive stock options under Section 422 of the Code ("ISOs"), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options ("NQSOs"). The exercise price per Share subject to an option is determined by the Compensation Committee, but must not be less than 100% of the fair market value of a Share on the date of grant; provided, however, that with respect to a recipient who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price per share subject to an ISO shall not be less than 110% of the fair market value of a Share on the date of grant. For purposes of the Plan, the term "fair market value" of a Share shall mean, except as otherwise specified in a particular Award agreement, (a) while the Shares are traded on an established national or regional securities exchange, the last reported sales price transaction price of such a Shares as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such

Shares, or (c) if the "fair market value" cannot be determined under clause (a) or clause (b) above, or if the Compensation Committee determines in its sole discretion that the Shares are too thinly traded for "fair market value" to be determined pursuant to clause (a) or clause (b), the value as determined by the Compensation Committee, in its sole discretion, on a good faith basis.

        The maximum term of each option and the times at which each option will be exercisable will be established by the Compensation Committee in the individual Award Agreements, except that no ISO may have a term exceeding ten years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company may have a term exceeding five years. Options may be exercised by payment of the exercise price in cash or, in the discretion of the Compensation Committee, either (i) by tendering previously acquired Shares having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the Shares with respect to which the Option is to be exercised, or (ii) by any other means that the Compensation Committee, in its sole discretion, determines to both provide legal consideration for the Shares and to be consistent with the purposes of the Plan.

        ISOs are not transferable, except by will or the laws of descent, and the Compensation Committee may impose additional restrictions on Shares acquired pursuant to the exercise of an option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities law, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws. Subject to adjustment as described below under the heading "Changes in Capital Structure", the maximum number of Shares with respect to which Options and SARs (as described below) may be granted during any year to any person may not exceed 1,000,000 Shares.

STOCK APPRECIATION RIGHTS

        The Compensation Committee is authorized to grant stock appreciation rights ("SARs") entitling the recipient to receive the amount by which the fair market value of a Share on the date of exercise exceeds the base price of the SAR. The base price of a SAR is determined by the Compensation Committee but cannot be less than 100% of the fair market value of a Share on the date of grant. SARs may be granted by themselves or in tandem with grants of options. The term of each SAR (and the times at which each SAR will be exercisable are established by the Compensation Committee in the individual award agreements, except that no SAR can be exercised more than ten years from the date of grant or, in the case of an SAR granted in tandem with an option, after the term of the related option. SARs may be exercised by (i) delivery of a written notice of exercise, (ii) in the case of a tandem SAR, by surrendering any options which would be canceled by reason of the exercise of such SAR, or

(iii) by executing such documents as the Company may reasonably request. Payment in respect of SARs will be made, as determined by the Compensation Committee in its discretion, in cash, Shares with a fair market value equal to the amount of the payment, or a combination thereof, as set forth in the individual award agreement.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        The Compensation Committee is authorized to grant awards of restricted stock and restricted stock units ("RSUs"). A grant of restricted stock is an award of Shares that may be forfeited back to the Company if certain requirements are not met, such as continued employment for a specified period of time. Further, the shares may not be sold or disposed of prior to the end of a restricted period specified by the Compensation Committee. The Compensation Committee may set additional restrictions on restricted stock as it may deem advisable or appropriate in the individual award agreements. A Participant who has been granted restricted stock generally has the right to vote the Shares, unless otherwise determined by the Compensation Committee. During the restricted period, Participants holding Shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise determined by the Compensation Committee, however, dividends and other distributions with respect to restricted stock that are paid in Shares will be held by the Company subject to the same restrictions that apply to the restricted Shares.

        RSUs are similar to restricted shares except that no Shares are actually awarded to the Participant on the date of grant. Instead, Shares are delivered to the Participant upon satisfaction of all applicable terms and conditions specified in the award. A holder of an RSU does not have voting rights or any entitlement to dividends or other distributions until the Shares are delivered in the future upon the completion of the restricted period. The Compensation Committee may, however, in its sole discretion, grant "dividend equivalent rights" to holders of RSUs, which shall represent the right to receive during the period the right is outstanding, any dividends paid or declared on a specific number of Shares.

OTHER STOCK AWARDS

        The Compensation Committee is authorized to grant other types of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Shares on such terms and conditions as may be established by the Compensation Committee in the relevant award Agreement.

REPRICING

        The Plan prohibits the substitution or exchange of an Award or the amendment of an Award that would result in the reduction of the excersice price of an Option, Base Price of an SAR or the purchase price of Shares under any other Award to an amount less than the fair market value of a Share at the date of grant of that Award.

TAX WITHHOLDING; OTHER TERMS OF AWARDS

        The Compensation Committee or the Board may condition any payment relating to an award on the deduction and withholding of, or the requirement that a Participant remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign taxes of any kind which the Compensation Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof). The Compensation Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or a part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a fair market value equal to the minimum amount required to be withheld. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that a Participant may, unless otherwise specified in a particular Award Agreement, transfer, without consideration, Awards other than ISOs to such Participant's "immediate family" as defined in the Plan.

CHANGES IN CAPITAL STRUCTURE

        The Board may equitably adjust outstanding awards and the number of Shares available under the Plan in the event any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change-in-control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a "Corporate Event") affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.

        If the Company enters into or is involved in any Corporate Event, the Board may take such action as it deems appropriate to substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. The Company may also cancel a Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount equal to the equivalent value of such Award (determined in the sole, good faith discretion of the Compensation Committee).

AMENDMENT AND TERMINATION

        The Board may amend, suspend, or terminate the Plan or any part thereof, at any time and for any reason, subject to stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code and applicable NASDAQ rules. In addition, the Board may amend the Plan and any Award Agreement, including, without limitation, retroactive amendments, without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

        The following is a brief description of the federal income tax consequences generally arising with respect to Awards of Options under the Plan.

        The grant of an Option gives rise to no tax consequences for the Participant or the Company. The exercise of an Option has different tax consequences depending on whether the Option is an ISO or an NQSO. Upon exercise of an ISO, the Participant recognizes no income for regular income tax purposes, but the Option spread is taken into account in computing liability for the alternative minimum tax. Upon exercise of an NQSO, the Participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the Shares acquired on exercise of the Option over the exercise price.

        The disposition of Shares acquired upon exercise of an Option may have different tax consequences depending on whether the Option is an ISO or an NQSO and the timing of the disposition. Upon the disposition of Shares acquired upon exercise of an ISO before the Participant has held those Shares for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "ISO holding periods"), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those Shares over the exercise price. Upon a disposition of Shares acquired upon the exercise of an NQSO or upon exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price of such Shares and the

Participant's tax basis in the Shares. That gain or loss will be long-term if the Shares have been held for more than one year as of the date of disposition. The Participant's tax basis in the Shares generally will be equal to the exercise price of the Option plus the amount of any ordinary income recognized in connection with the Option.

        Section 409A of the Code provides that participants in certain "deferred compensation" arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered "deferred compensation" for purposes of Section 409A unless certain requirements are met. The Company expects that Options granted under the Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

        The Company generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an Option. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the Participant holds the Shares for the requisite ISO holding periods prior to disposing of the Shares.

        Section 162(m) of the Code generally disallows a public company's tax deduction for compensation in excess of $1,000,000 paid in any taxable year to the Company's chief executive officer or any of its other four highest compensated officers (a "covered employee"). Compensation that qualifies as "performance-based compensation", however, is excluded from the $1,000,000 deductibility cap. The Company intends that Options and certain other Awards granted to employees whom the Compensation Committee expects to be "covered employees" at the time a deduction arises in connection with the Awards qualify as "performance-based compensation" such that deductions with respect to Options and such other Awards will not be subject to the $1,000,000 cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options or other Awards under the Plan will qualify as "performance based compensation" such that deductions are not limited by Section 162(m) of the Code.

        Awards made under the Plan may provide for accelerated vesting and/or accelerated payment in the event of a change-in-control of the Company. If there is a change-in-control of the Company, amounts paid under the Plan may be characterized as "parachute payments" under Section 280G of the Code. An employee who is an officer, director or highly-compensated individual with respect to the Company will be subject to a 20% excise tax on any "excess parachute payment" pursuant to Code Section 4999 and the Company will be denied a deduction with respect to such excess parachute payment pursuant to Code Section 280G. An employee is generally deemed to have received a "parachute payment" if such employee receives compensation that (1) is contingent upon a change in the ownership or control of the Company and (2) exceeds, in the aggregate, an amount equal to three times the employee's "base amount". The "base amount" is generally the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An "excess parachute payment" with respect to any employee is the excess of the total parachute payments to such person over such person's base amount.

        The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan should consult a tax adviser as to the tax consequences of participation.

NEW PLAN BENEFITS

        The Company believes that Awards granted under the Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. No determinations have been made as to the types or amounts of Awards that will be granted to specific individuals under the Plan. Because persons to whom Awards may be made are to be determined from time to time by the Compensation Committee in its discretion, it is not possible at this time to indicate the precise number, names or positions of persons who will hereafter receive Awards under the Plan or the nature and terms of such Awards. If this Plan had been in effect during 2007, we believe that the equity awards made pursuant to this Plan would have been materially similar to those granted under the Prior Plan. The following table shows the equity awards that we believe would have been granted under the Plan for fiscal year 2007 had the Plan been in effect. The number of units is the same as was granted in 2007 under the Prior Plan. The Dollar Value was calculated using the closing price of the Company's Common Stock on December 31, 2007 as adjusted for the four-for-one stock split that was effective as of March 31, 2008:

ESTIMATED NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Michael Gooch Chief Executive Officer	$655,203	27,380
James A. Peers Chief Financial Officer	$467,975	19,556
Colin Heffron President	$10,929,310	456,720
Ronald Levi Chief Operation Officer	$842,432	35,204
Jergen Breuer Senior Managing Director-Head of E-Commerce	$767,579	32,076
Executive Officer Group	$552,304	23,080
Non-Executive Director Group	$580,733	24,268
Non-Executive Officer Employee Group	$51,051,783	2,133,380

Total	$65,847,319	2,751,664

The Board unanimously recommends a vote "FOR" the approval of the GFI Group Inc. 2008 Equity Incentive Plan.

IV. APPROVAL OF THE GFI GROUP INC. 2008 SENIOR EXECUTIVE ANNUAL BONUS PLAN

        The Board approved a new performance-based plan for executive officers of the Company. The following is a summary of certain principal features of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan (the "Annual Bonus Plan"). This summary is qualified in its entirety by reference to the complete text of the Annual Bonus Plan, which is attached to this Proxy Statement as Appendix B. Throughout this summary and unless the context otherwise requires, words commencing with a capital letter but not defined herein shall have the meanings ascribed to them in the Annual Bonus Plan. Stockholders are urged to read the actual text of the Plan in its entirety. The primary purpose of adopting the Annual Bonus Plan and submitting the Annual Bonus Plan for stockholder approval is to enable compliance with Sections 162(m) and 409A of the Code.

PURPOSE

        The purpose of the Annual Bonus Plan is to reward, through additional cash or equity compensation, eligible employees for their significant efforts and contributions toward improved profitably and growth of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company's ability to deduct that compensation. The Annual Bonus Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Internal Revenue Service regulations. Code Section 162(m) requires that certain material terms of the Annual Bonus Plan, including the eligibility, business criteria and maximum amounts payable, be approved by the Company's stockholders.

ADMINISTRATION

        The Annual Bonus Plan will be administered by the Compensation Committee or such other committee as appointed by the Board, which shall be comprised exclusively of members of the Board who are "outside directors" within the meaning of Code Section 162(m)(4)(C) and Treas. Reg. section 1.162-27(e)(3). No later than 90 days after the commencement of the fiscal year of the Company (or such earlier or later date as may be the applicable deadline for the establishment of performance goals (the "Performance Goals") permitting the compensation payable to such Participant under the Annual Bonus Plan with respect to such year to qualify as "qualified performance-based compensation" under Treas. Reg. section 1.162-27(e)) (the "Determination Date"), the Compensation Committee shall select (i) the eligible employees who shall participate in the Annual Bonus Plan (the "Participants"), and (ii) establish in writing (A) the method for computing the amount of compensation that will be payable under the Annual Bonus Plan to each Participant with respect to such year if the Performance Goals established by the Compensation Committee for the applicable period with respect to such Participant are attained in whole or in part and (B) any other eligibility conditions. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each Participant. The Compensation Committee may also exercise negative discretion to reduce the amount of any bonus otherwise payable under the Annual Bonus Plan. The maximum amount of compensation a participant can earn under the Annual Bonus Plan in any year is $7,000,000.

        The Performance Goals will be based on any of the following performance criteria, either alone or in any combination, on a consolidated or individual business, operating unit or divisional level, or any combination thereof, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses and/or other one-time or extraordinary items of income, revenue or expense as the Compensation Committee may determine: (a) level of revenues, (b) earnings per share, (c) stock price, (d) income before cumulative effect of accounting charges,

(e) net income, (f) return on assets, (g) return on equity, (h) return on capital employed, (i) total stockholder return, (j) market valuation, (k) cash flow, (l) completion of acquisitions, (m) business expansion and (n) product diversification.

        The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting charges, effects of currency fluctuations; effects of financial activities (e.g. effect on earnings per share of issuing convertible debt securities); expenses for restructuring new business initiatives; non-operating items; acquisition expenses; and effects of divestures. Any such performance criterion or combination of such criteria may apply to the Participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify.

        The Compensation Committee may structure the method for computing the amount of compensation that will be payable under the Annual Bonus Plan with respect to all or any portion of a year as a pool (the "Incentive Pool") to be allocated among the Participants. In this case, the Compensation Committee will set the maximum percentage of the pool that each participant can earn, which cannot be more than forty percent (40%) for any one Participant.

        Before payment of any amount pursuant to the Annual Bonus Plan, the Compensation Committee will certify whether the performance goals have been achieved and shall determine whether the other eligibility conditions have been met. Awards will be paid under the Annual Bonus Plan only if the performance goals established by the Compensation Committee with respect to such year have been achieved. In the event of a Participant's termination of employment by reason of death, disability or retirement (each as determined by the Compensation Committee in its sole discretion) during the Annual Bonus Plan year or before a Participant's award with respect to a year is paid, a Participant will be entitled to a pro rated portion of the amount that would otherwise have been earned in the past. For the sake of clarity, a pro rata bonus will be payable only if the performance goals established by the Compensation Committee have been met. Unless otherwise specified by the Compensation Committee, a Participant whose employment terminates prior to the date the Participant's award with respect to a year is paid for any other reason shall not be entitled to any payment under the Annual Bonus Plan for that year.

AMENDMENT AND TERMINATION

        The Board may amend, modify or terminate this Annual Bonus Plan at any time and the Annual Bonus Plan will remain in effect until terminated by the Board.

        As of April 1, 2008, there were 7 executive officers of the Company who could be eligible to receive an award under the Annual Bonus Plan.

NEW PLAN BENEFITS

        Future awards under the Annual Bonus Plan are discretionary and therefore, at this time, the benefits that may be received by participants under the Annual Bonus Plan if our stockholders approve the Annual Bonus Plan cannot be determined.

The Board unanimously recommends a vote "FOR" the approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan.

EXECUTIVE OFFICERS

        In addition to Messrs. Gooch and Heffron, who are members of the Board and whose biographical information is set forth above, our executive officers, their respective ages and positions and certain other information with respect to each of them are as follows:

Name	Age	Position(s)
Jurgen Breuer	42	Senior Managing Director—Head of E-Commerce
J. Christopher Giancarlo	48	Executive Vice President—Corporate Development
Ronald Levi	46	Chief Operating Officer
James A. Peers	57	Chief Financial Officer
Scott Pintoff	37	General Counsel and Corporate Secretary

        Jurgen Breuer, Senior Managing Director–Head of E-Commerce, joined our Company in January 1998. Mr. Breuer was appointed to his current position in October 2007. Prior to his appointment to his current position, Mr. Breuer was the head of our brokerage operations in Asia since January 2004 and, prior to that, he managed our Company's European repo and freight derivatives business in London. Prior to joining our Company, Mr. Breuer held trading positions with Oppenheim, Societe Generale and Citibank.

        J. Christopher Giancarlo, Executive Vice President, Corporate Development, joined our Company in April 2001 following our acquisition of Fenics, where he structured strategic alliances with major investment banks. Prior to joining Fenics in 2000, Mr. Giancarlo was a corporate partner in the

New York law firm of Brown Raysman Millstein Felder & Steiner, LLP from 1997 to 2000.

        Ronald Levi, Chief Operating Officer. Mr. Levi became our Chief Operating Officer in May 2006. Prior to becoming Chief Operating Officer, Mr. Levi was Managing Director—Europe since January 2004. Mr. Levi joined our Company in 1993 and was appointed to the position of Managing Director in 2001. Prior to joining our Company, Mr. Levi was the Director of Fixed Income at Garban plc.

        James A. Peers, Chief Financial Officer, joined our Company in August 2002. Prior to joining our Company, Mr. Peers was a Senior Vice President at Bank One in Chicago from 1999 to 2001 where he held various positions, including Corporate Controller. He also was the CFO for Rabobank International in New York and a Senior Vice President—Corporate Development for Canadian Imperial Bank of Commerce in New York. Mr. Peers is a Certified Public Accountant and Chartered Accountant and was a partner at Ernst & Young where he spent 18 years working in the Toronto and Chicago offices mainly with financial institutional clients.

        Scott Pintoff, General Counsel and Corporate Secretary, joined our Company in April 2000. Prior to assuming the duties of General Counsel in April 2002, Mr. Pintoff was GFI's Associate General Counsel. Before joining our Company, he was an associate with the law firm of Dewey Ballantine LLP from 1996 to 2000.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

        In this section, we discuss certain aspects of our compensation policies as they apply to our principal executive officer, our principal financial officer, and our three other most highly-compensated executive officers in 2007. We refer to these five persons throughout as the "named executive officers." Our discussion focuses on compensation and policies relating to the year ended December 31, 2007, which was our most recently completed fiscal year. Each of our named executive officers is a member of our Global Strategy Committee.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

        Our executive compensation program is designed to drive and reward superior corporate performance on an annual basis and, through increasing stockholder value, over the long-term. We try to ensure that total compensation is internally equitable and externally competitive by meeting the following core objectives:

  •
  Performance based:  A substantial portion of the total compensation for each named executive officer is intended to be variable and delivered on a pay-for-performance basis. The amount of compensation will be based on each of (i) the performance of the Company, (ii) the performance of the regions or departments managed by the executive and (iii) the performance of the individual executive.

  •
  Alignment with Stockholders:  The compensation program will be designed to increase executive stock ownership over time and align executive interests with the interests of stockholders.

  •
  Competitive:  Due to the intensely competitive nature of the inter-dealer brokerage industry, we are committed to providing total compensation opportunities that are close to the "median" of GFI's peer group (described below) when warranted by Company results, business unit results and individual contribution. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain the most talented and dedicated executives possible.

  •
  Flexible:  The executive compensation program will be revised as business conditions, executive needs and stockholder requirements change and/or are modified.

  •
  Clear and understandable:  The executive compensation program will be designed and managed in a way that achieves ongoing clarity and understanding, using quantitative measures of achievement, whenever possible; we want our named executive officers to understand the basis for compensation decisions.

COMPETITIVE POSITIONING AND PEER GROUP SELECTION

        We strive to maintain the highest levels of performance within the inter-dealer broker industry. To attain this high level of performance, we require the leadership and services of experienced managers with extensive knowledge of our markets, customers and employees. The pool of high-quality candidates who can provide effective leadership and strategic vision in our industry, and who can drive the performance of a significant area of our business, is smaller than the sum of our leadership needs and those of our competitors, resulting in significant competition for available executives. We consider our named executive officers who manage our brokerage operations to be an invaluable resource. We believe that it is imperative that our compensation packages for our named executive officers remain attractive and competitive in comparison to other firms in our industry.

        One of the primary objectives of our executive compensation program, therefore, is to deliver compensation close to the "median" of the Company's peer group when warranted by Company results, business unit results and individual contribution. We believe that information regarding pay practices at other firms in our industry, when available, is useful in two respects. First, as discussed above, we recognize that our pay practices must be competitive in our marketplace because we directly compete with the companies in our peer group to hire executive talent. By targeting named executive officer compensation to the compensation practices and levels of the Company's peer group, the Company enhances its ability to attract and retain a highly skilled and motivated executive leadership team, which is fundamental to the Company's growth and delivery of value to stockholders. Second, this marketplace information is one of the many factors we consider in assessing the reasonableness of compensation, particularly for our Chief Executive Officer.

        Providing compensation at this "median" guidepost will be achieved through the combination of a base salary set at competitive levels and incentive compensation, awarded with respect to both annual and long-term periods, which in the aggregate, will offer an opportunity for total compensation to be paid at the median of GFI's peer group. For pay comparison purposes, GFI reviews its compensation levels against fourteen companies in the institutional intermediation industry, including inter-dealer brokers and exchanges. For 2007, the peer group was comprised of the Chicago Board of Trade, CME Group Inc., eSpeed, Inc., ICAP plc, IntercontinentalExchange, Inc., International Securities Exchange Holdings, Inc., Investment Technology Group, Inc., Jeffries Group, Inc., MarketAxess Holdings, Inc., The NASDAQ Stock Market Inc., Knight Capital Group, Inc., New York Mercantile Exchange, Inc., NYSE Euronext, Inc. and Tullet Prebon plc. The Company uses the median of this peer group's aggregate pay elements to target its compensation levels. The Compensation Committee reviews the companies that comprise the peer group on an annual basis and makes changes when these companies merge or are acquired, or when they make acquisitions or sell businesses that substantially change their industry designation.

COMPOSITION OF COMPENSATION FOR NAMED EXECUTIVE OFFICER

        The key components of our named executive officer compensation program are base salary, annual cash incentive compensation and long-term equity compensation. In addition, our named executive officers have the opportunity to participate in our Company-wide benefit plans and to receive certain personal benefits, as described below.

        Base Salary.    The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Base salaries for our named executive officers are reviewed and approved annually by the Compensation Committee. When setting base salaries, the Compensation Committee considers the executive's role and responsibilities, the recommendations of our Chief Executive Officer, any existing contractual commitments set forth in the employment agreements of the executive and external competitive demands. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our named executive officers accounts for less than half of their overall compensation. In 2007, the base salaries paid to our named executive officers ranged from approximately 27% to 35% of the total cash and equity compensation approved by the Compensation Committee.

        The Compensation Committee has generally not adjusted the base salaries for our named executive officers following their annual review unless an executive has been appointed to a new position or taken new responsibilities or, if the Compensation Committee deems it necessary to remain competitive with the Company's peer group. Except for Mr. Breuer, the base salaries of our named executive officers were unchanged in 2007. Mr. Breuer received a base salary increase upon his appointment to the position of Head of E-Commerce in October 2007. For 2008, the base salaries of our named executive officers will be unchanged from 2007, except for Mr. Gooch. Mr. Gooch's base salary for 2008 was increased in March 2008 to $1.0 million in order to bring it more in line with the base salaries of the chief executive officers of the Company's primary inter-dealer competitors. Following the increase to Mr. Gooch's base salary, we believe the current salary levels of our named executive officers are appropriate based on the officers' roles, responsibilities, experience and contributions to the Company.

        Annual Incentive Compensation.    Annual incentive compensation for named executive officers is currently comprised of a cash bonus under our Senior Executive Annual Bonus Plan and an annual grant of equity compensation under our 2004 Equity Incentive Plan.

        The Senior Executive Annual Bonus Plan, administered by the Compensation Committee, provides a significant portion of the total compensation paid to our named executive officers. The plan was established in 2004 and provides for cash bonuses to our executive officers and the executive officers of our subsidiaries. The plan is designed to reward our named executive officers through additional cash compensation for their contributions toward the improved profitability and growth of our Company. The maximum amount of compensation that may be paid under the plan to any participant for any single year is $5,000,000. Awards pursuant to the plan may be based upon the satisfaction of performance goals established by the Compensation Committee. Performance goals may, in the Compensation Committee's discretion, be based on any performance criteria the Compensation Committee elects to use, either alone or in any combination. The Compensation Committee may also grant awards to participants under the plan on a discretionary basis for outstanding performance without the attainment of any specified performance targets. Cash bonus awards are contingent upon employment with the Company through the payment date.

        The annual equity grants to our named executive officers were made pursuant to the 2004 Equity Incentive Plan. This plan is administered by the Compensation Committee and permits the grant of non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and performance units. Since January 2005, we have only granted restricted stock units to our named executive officers under this plan. Generally, grants to named executive officers vest over time, typically one-third each year over a three-year period and, in each case, are subject to the terms and conditions of a separate grant agreement with the named executive officer. However, the Compensation Committee has occasionally modified the vesting schedule of an award in circumstances where the award is intended to facilitate greater retention of a key employee or to recognize exceptional performance. In 2007, the Company granted restricted stock units to Mr. Heffron in connection with his execution of a new employment agreement. These restricted stock units had a five year vesting term and a market condition tied to the Company's stock price. See the "Grant of Plan-Based Awards" table for additional detail about this grant.

        Compensation Committee Determinations and Relevant Factors.    For the fiscal year ended December 31, 2007, the Compensation Committee evaluated the performance of our named executive officers and determined the cash bonuses and restricted stock unit grants to be made to such executives pursuant to the Senior Executive Annual Bonus Plan and the 2004 Equity Incentive Plan, respectively. When determining the amount of bonus and incentive compensation to be paid for 2007, the Committee reviewed and considered the following information:

  •
  A self-evaluation of the Chief Executive Officer, as well as feedback from the full Board, gathered by the Compensation Committee chairperson, regarding the performance of the Chief Executive Officer for 2007;

  •
  The Chief Executive Officer's review and evaluation of each other named executive officer, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discussed with the Chief Executive Officer;

  •
  The financial performance of the Company and other companies in the inter-dealer brokerage industry with which we compete, including (i) the total relative stockholder return and price to earnings ratio of the Company and our competitors and (ii) the revenue growth, earnings per share and contribution margin achieved by the Company in 2007;

  •
  Total compensation, as well as each element of compensation, paid to the named executive officers, including the Chief Executive Officer, for the current and prior two years; and

  •
  Total proposed compensation, as well as each element of proposed compensation, for 2007, taking into account the recommendations of the Chief Executive Officer.

        The following factors significantly influenced the total amount of cash bonus and annual restricted stock unit grants approved by the Compensation Committee for each named executive officer:

  •
  The Company achieved financial results for 2007 that were significantly improved over 2006, with strong revenue, net income and earnings per share growth.

  •
  The Company's stock price increased by approximately 54% during 2007.

  •
  Each of our European, North American and Asia brokerage operations all improved their results over 2006, with substantial year-over-year improvement in revenues in Europe and Asia.

  •
  The Company's continuing development and strategic deployment of technology and electronic trading platforms to the Company's brokerage operations.

  •
  Mr. Gooch's success in delivering against the Company's strategy in 2007, Mr. Gooch's role in the development of Mr. Heffron during 2007 and his success in promoting employees to key management roles in 2007.

  •
  Mr. Breuer's significant new role with his appointment to the position of our Head of E-Commerce in October, 2007.

        Taking into account all of the information described above, the Compensation Committee evaluated the performance of our Chief Executive Officer and determined his cash bonus and equity incentive compensation, assessed current levels of responsibility, achievements and contributions during the year for each other named executive officer and approved the following 2007 bonus and annual equity incentive compensation for our named executive officers:

Name	Cash	Restricted Stock Units(1)		Total ($)
Michael Gooch	$700,000	$500,000 (32,620 units	)	$1,200,000
James Peers	$500,000	$275,000 (17,941 units	)	$775,000
Colin Heffron	$1,300,000	$600,000 (39,144 units	)	$1,900,000
Ron Levi	$1,150,000	$500,000 (32,620 units	)	$1,650,000
Jurgen Breuer	$1,000,000	$0		$1,000,000

(1)
Represents the dollar value of the restricted stock unit award approved by the Compensation Committee as part of the named executive officer's annual incentive compensation for 2007. The restricted stock units were granted on March 31, 2008 following the four for one stock split of the Company's Common Stock that was effective on March 31, 2008. As described below, the number of restricted stock units granted to each named executive officer was determined by dividing 117.65% of the total dollar value designated by the Compensation Committee to be paid to the officer in restricted stock units by the average of the closing prices of our Common Stock over the first two-week period in the month of March.

        Form of Payment.    Consistent with our compensation philosophy, annual incentive compensation for all of our named executive officers for 2007, with the exception of Mr. Breuer, was comprised of a cash bonus under our Senior Executive Annual Bonus Plan and an annual grant of equity compensation under our 2004 Equity Incentive Plan. Mr. Breuer was appointed to a new position in October of 2007 and, in connection with this new position, Mr. Breuer was requested to relocate to our London office. As a result of his relocation and related tax considerations, Mr. Breuer's annual incentive compensation for 2007 did not include an equity component. It is the Company's intention that all named executive officers be paid with a combination of cash and equity incentive compensation in the future. With the exception of Mr. Breuer, the equity component represented 30% to 42% of the total annual incentive compensation and 22% to 27% of total compensation (including, for this purpose, base salary) and was paid out entirely in restricted stock units under the 2004 Equity Incentive Plan. In compliance with our share-based awards granting policy, the restricted stock units were granted on March 31, 2008 and approximately 33% of those restricted stock units will vest on each of the first, second and third anniversaries of the date of grant respectively, subject to the terms and conditions of the applicable award agreements. The number of restricted stock units granted to each named executive officer was determined by dividing 117.65% of the total dollar value designated by the Compensation Committee to be paid out to the officer in restricted stock units by the average of the closing prices of our Common Stock over the first two-week period in the month of March. We use this formula, which provides the named executive officer with a premium over the total dollar value designated by the Compensation Committee, because the restricted stock units vest over a period of three years and cannot be sold or transferred until they vest.

        Long-Term Incentive Compensation.    Long-term incentives are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. Each restricted stock unit is equal in value to one share of our Common Stock, meaning that the value of these awards increase as our stock price increases. Moreover, the restricted stock units will lose value if our stock performance declines. Subject to the terms and conditions of the applicable award agreements, approximately 33% of the units will vest on each of the first, second and third anniversaries of the date of grant, respectively.

        Although the Compensation Committee has the authority to grant non-qualified stock options, stock appreciation rights and restricted shares in addition to restricted stock units, restricted stock units have been the only type of awards that have been made to our named executive officers since our initial public offering in January 2005. Prior to 2005, we historically used stock options rather than other forms of equity compensation and we may consider granting stock options in the future. We currently issue restricted stock units instead of stock options because we believe it is simpler to determine the grant date value of a restricted stock unit award and because we believe restricted stock unit awards are easier for our employees and stockholders to understand.

        With respect to any of the restricted stock units granted, our employees, including our named executive officers, may elect to defer the settlement to the extent such deferral is consistent with Section 409A of the Code.

        Please refer to the section below, "Other Guidelines and Procedures Affecting Executive Compensation" for additional information regarding our practices when granting restricted stock units.

        Other Compensation.    Historically, we have provided certain of our named executive officers with perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete, especially for executives who perform services abroad as expatriates. The primary perquisites we provide are housing subsidies, moving assistance and /or transportation. The Company maintains corporate apartments that are available for use by employees, including our named executive officers, for business purposes, when traveling for business or as temporary housing in the case of relocation. During 2007, Mr. Levi and Mr. Breurer received housing subsidies while they were performing duties for the Company abroad. In addition, we provide each of Mr. Gooch and Mr. Heffron with the use of a car and a driver for business purposes, which may be used by them from time to time for personal transportation. We believe that these additional benefits assist our executives in performing their duties and provide time efficiencies for our executives. We annually review the perquisites and other personal benefits that we provide to our named executive officers.

        In the U.K., we maintained certain defined contribution plans in 2007 that provided for matching contributions from the company up to a maximum percentage of a participant's total pay. In 2007, Mr. Levi received matching contributions from the Company of $6,081. We provide this matching program to all U.K. employees in order to assist them in their retirement planning.

OTHER GUIDELINES AND PROCEDURES AFFECTING EXECUTIVE COMPENSATION

        Share-Based Compensation—Procedures Regarding Committee Approval and Delegation of Authority.    The Compensation Committee approves all grants of stock-based compensation to our Chief Executive Officers and all of our other executive officers, including each of our named executive officers, who are subject to Section 16(b) of the Exchange Act.

        For 2007, the Compensation Committee delegated to each of our CEO and President the authority to make and approve specific awards to employees, other than those who are executive officers, from a pre-determined pool of equity based awards. While the Compensation Committee may delegate specific grant-making authority to the CEO or President (except with respect to the senior officers described above), the Committee reviews such grants and oversees the administration of the program. For 2007, the Compensation Committee initially approved a pool of restricted stock unit awards to be available for grant to non-executive officers with a dollar value (measured as of each applicable grant date) not to exceed $20 million. The Compensation Committee increased the size of the pool to $33 million during the year as the use of restricted stock units as a form of compensation exceeded the Company's expectations at the beginning of the year. For 2008, the Compensation Committee has approved a pool of restricted stock unit awards with a dollar value (measured as of each applicable grant date) not to exceed $33 million which will be available for grant only to non-executive officers.

        Share-Based Compensation—Procedures Regarding Timing and Pricing of Awards.    It is the policy of the Company and the Compensation Committee that all grants of share-based awards to our named executive officers must be appropriately authorized, calculated, approved and granted. Our policy is to make grants of equity-based compensation only at current market prices or based on pre-determined average prices for a fixed period preceding the grant date. It is also our policy to make grants only on the last day of a month. With regard to annual grants to our named executive officers that form part of their annual incentive compensation, it is our policy to make such grants on the last day of the month in which any annual cash bonus is paid to the executive.

        Our granting policy is designed to make stock awards in a manner such that they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of awards to new executives in coordination with the release of material non-public information and, instead, these grants, like all other grants, have grant dates corresponding to the last day of the month in which such grant was approved.

        We follow the same procedures regarding the timing of grants to our named executive officers as we do for all other participants.

        Role of Executive Officers and Compensation Consultants in Determining Executive Compensation.    The Compensation Committee oversees the administration of executive compensation plans, including the design, performance objectives and factors, and award opportunities for the executive incentive programs, and certain employee benefits. The Compensation Committee has the authority to determine and approve all compensation and awards to our Chief Executive Officer and makes recommendations to the full Board with regard to the compensation and awards for all other members of our Global Strategy Committee. Our Chief Executive Officer, President and Chief Financial Officer assist the Compensation Committee in making their recommendations with regard to the compensation and awards for the non-CEO members of our Global Strategy Committee. The Chief Executive Officer reviews, evaluates and discusses each member of our Global Strategy Committee, including the other named executive officers, with the Compensation Committee and provides his own recommendations regarding the bonus and incentive compensation to be paid to each such executive. As previously noted, the Compensation Committee also approves the size of the pool of stock-based awards to be granted to other employees, but delegates to the Chief Executive Officer and the President the authority to make and approve specific awards to employees other than executive officers. Executive officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.

        In determining total compensation and allocating the elements of total compensation for our named executive officers, individually and as a group, the Compensation Committee is also assisted by a compensation consultant, retained by the Compensation Committee. During 2007, the Compensation

Committee engaged the firm of Watson Wyatt Worldwide ("Watson Wyatt"), as outside compensation consultants, to advise the Compensation Committee on certain matters related to the compensation of the Company's Chief Executive Officer, our other named executive officer and our non-executive directors. Watson Wyatt and the Compensation Committee collectively worked to build the peer group discussed herein, with limited involvement from management. Watson Wyatt has primarily assisted the Compensation Committee with surveys which benchmark the compensation paid by the Company's peer group to non-executive directors and executive officers. Watson Wyatt has also assisted the Compensation Committee and management with the design and implementation of an incentive compensation program for 2008, including the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan and the GFI Group Inc. 2008 Equity Incentive Plan.

        Equity Compensation Retention Guidelines.    The Compensation Committee has adopted an Equity Compensation Retention Guideline for our executive officers, including our named executive officers, to help ensure they maintain an economic stake in the Company. The guidelines provide that all executive officers with retained equity compensation holdings with a market value of greater than $500,000 cannot sell more than 30% of the vested shares they received from the lapse of restricted stock units or the exercise of stock options in any single quarter. The guidelines provide that the Chief Executive Officer can exercise his discretion to allow an exception to these guidelines in exceptional circumstances where an executive has a particular need for portfolio diversification or liquidity.

TAX CONSIDERATIONS

        It is the Compensation Committee's intent that all incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. Section 162(m) of the Code, imposes limits on the amount of compensation paid to named executive officers that can be deductible in any particular year unless such compensation is eligible for deduction under Code Section 162(m). At this time, all compensation we paid to the named executive officers is intended to be deductible under Code Section 162(m). We also consider the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our named executive officers, which might have the effect of frustrating the purpose(s) of such compensation. There are various provisions of the Code which we consider.

        Taxes on Compensation Earned by Named Executive Officers in excess of $1 Million.    Our 2004 Equity Incentive Plan and Senior Executive Annual Bonus Plan, as well as the GFI Group Inc. 2008 Senior Executive Annual

Bonus Plan and the GFI Group Inc. 2008 Equity Incentive Plan, are designed to comply with the requirements of Section 162(m) of the Code to ensure the tax deductibility of incentive compensation paid to our named executive officers. Under Code Section 162(m), we cannot deduct compensation in excess of $1 million that is paid to a named executive officer in any year unless the compensation qualifies as "performance-based" compensation. Generally, compensation paid during a transition period after the date a company first becomes publicly held is deemed to comply with Code Section 162(m) if that compensation is paid pursuant to a plan or agreement adopted prior to that date. Our transition period will end on the date of our annual stockholders meeting in 2009. Under these rules, we believe that the deduction of compensation paid under the 2004 Equity Incentive Plan and the Senior Executive Annual Bonus Plan will not be disallowed under Code Section 162(m) during the transition period. For 2008, the Compensation Committee has approved changes to the manner in which we determine bonuses for our named executive officers that are designed to more closely align such compensation with the Company's compensation philosophy and objectives. The Company believes that these changes, including the use of an incentive bonus pool for executive officers, will assist the Company when its transition period under Code Section 162(m) is complete.

        Excise Taxes on Parachute Payments.    Code Sections 280G and 4999 provide, respectively, that any "excess parachute payments" made in connection with a change-in-control of the Company will be nondeductible by the Company and will result in a 20% excise tax to the recipient Mr. Heffron's and Mr. Peers' employment agreements provide for the payment of benefits if their employment is terminated in certain circumstances following a change-in-control. We may also enter into similar agreements with one or more of our other named executive officers in the future. In the event that either Mr. Heffron or Mr. Peers were to receive an "excess parachute payment", their employment agreements do not provide for any tax protection for them in the form of a gross-up payment.

        Deferred Compensation.    Amounts that are deferred or which become vested under our nonqualified deferred compensation programs after December 31, 2004 are subject to Code Section 409A, which imposes restrictions on the timing of elections to defer income, and the time and form of payment of deferred compensation. Failure to comply with Code Section 409A results in accelerated income inclusion for the recipient of deferred compensation, as well as a 20% additional tax and additional interest penalties. We believe that our plans that are subject to Code Section 409A have been operated in good faith compliance with Code Section 409A as permitted by the proposed treasury regulations issued by the Internal Revenue Service. In addition, we intend to amend our plans, in the time frame permitted by the Internal Revenue Service, as necessary to comply with Code Section 409A requirements as embodied in the final treasury regulations.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

  Submitted by the Compensation Committee of the Board:
  John W. Ward,   Chairperson
  John R. MacDonald

SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning all compensation earned for the years ended December 31, 2007 and 2006 by our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers of the Company (other than the Chief Executive Officer and Chief Financial Officer) serving as of December 31, 2007 and 2006 (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael A. Gooch Chief Executive Officer	2007 2006	650,000 650,000	700,000 450,000	388,600 257,460	— —	116,935 19,760	1,855,535 1,377,220
James A. Peers Chief Financial Officer	2007 2006	350,000 350,000	500,000 360,000	271,886 178,304	— —	1,572 1,572	1,123,458 889,876
Colin Heffron President	2007 2006	700,000 700,000	1,300,000 810,000	1,554,454 476,430	52,802 55,102	108,739 85,453	3,715,995 2,126,986
Ronald Levi Chief Operating Officer	2007 2006	644,897 547,166	1,150,000 750,000	342,080 179,021	20,305 20,249	258,638 35,380	2,415,920 1,531,816
Jurgen Breuer Senior Managing Director—Head of E-Commerce	2007 2006	462,129 350,000	1,000,000 540,000	303,536 157,485	— —	118,864 103,674	1,884,529 1,151,159

(1)
Represents the base salary paid to such named executive officer for 2007 and 2006, respectively.

(2)
Represents the cash portion of the annual incentive compensation paid to such named executive officer for 2007 and 2006, respectively.

(3)
Represents the compensation expense incurred by the Company during 2007 and 2006, respectively, under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("FAS 123R"), for outstanding restricted stock units that were granted during, or prior to, those years.

(4)
Represents the compensation expense incurred by the Company during 2007 and 2006, respectively, under FAS 123R, for outstanding options that were granted during, or prior to, those years, as part of such named executive officer's annual incentive compensation. For further information on our accounting for share-based compensation, including the assumptions used, see notes 2 and 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(5)
The amount shown as "all other compensation" includes the following:

Name	Year	Life Insurance(a)		Automobile and Driver(b)		Relocation Expenses(c)		Retirement Plan Contributions(d)		Personal Security(e)		Housing Expenses(f)		Tuition(g)
Michael Gooch	2007 2006	$ $	1,572 1,572	$ $	89,488 5,813		— —		— —	$ $	25,875 12,375		— —	— —
James A. Peers	2007 2006	$ $	1,572 1,572		— —		— —		— —		— —		—	— —
Colin Heffron	2007 2006	$ $	1,572 1,572	$ $	107,167 80,688	$	— 3,193		— —		— —		— —	— —
Ronald Levi	2007 2006	$ $	1,572 135		— —	$ $	37,168 26,413	$ $	6,081 8,832		— —		$162,400 —	$51,417 —
Jurgen Breuer	2007 2006	$ $	151 148		— —		$13,095 —		— —		— —	$ $	105,618 103,526	— —

(a)
We offer term life insurance to all U.S. employees in an amount equal to two times total compensation up to a maximum benefit of $1 million and in the U.K., equal to four times base salary up to a maximum benefit of 423,600 GBP. The premium cost for this coverage is paid by the Company.

(b)
Mr. Gooch and Mr. Heffron are provided with the use of a dedicated car and driver. The amounts reported above are the allocated portion of the annual lease valuation or depreciation, if applicable, annual driver compensation, fuel, maintenance and parking. Although the Company provides this benefit to enhance the security and efficiency of travel of Mr. Gooch and Mr. Heffron, SEC rules require that costs of commuting and other use not directly and integrally related to our business be disclosed as compensation to the executive.

(c)
Represents amounts paid for the relocation of Mr. Heffron and Mr. Levi to the United States and Mr. Breuer to the United Kingdom. Included in such amounts are the costs of moving personal items, storage and travel expenses for members of their families.

(d)
Represents matching contributions to the Company's defined contribution plans in the U.K.

(e)
The Company provides security in certain circumstances for Mr. Gooch. We do not consider any such security costs to be personal benefits since these costs arise from the nature of the Mr. Gooch's employment by the Company. However, the SEC requires certain security costs to be reported as personal benefits, such as the costs of residential security; security provided for commuting to/from work; and security provided during personal travel. The amounts reported are the allocated portion of the total cost paid by the Company for security services and personnel. Total employment costs for security personnel are allocated based on good-faith estimates of the percentage of time security personnel spend in activities we believe would be characterized under applicable rules as personal, such as providing security for commuting and personal travel. For security contractors, the cost is the actual incremental cost of such contractors associated with the executive's personal time.

(f)
Represents amounts paid for housing expenses while a named executive officer was performing duties for the Company abroad.

(g)
Represents amounts paid for tuition for the schooling of children of a named executive officer while such officer was performing duties for the Company abroad.

        In accordance with applicable securities laws, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $10,000 or 10% of the total of annual salary and bonuses for the officer for such year.

GRANT OF PLAN-BASED AWARDS

        The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2007.

Name	Grant Date(1)	Approval Date(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value(4)
Michael Gooch, Chairman of the Board and Chief Executive Officer	3/31/2007	1/23/2007	27,380	465,255
James Peers, Chief Financial Officer	3/31/2007	1/23/2007	19,556	332,305
Colin Heffron, President	3/31/2007 4/30/2007	1/23/2007 4/24/2007	56,720 400,000	963,815 6,015,000
Ronald Levi, Chief Operating Officer	3/31/2007	1/23/2007	35,204	598,204
Jurgen Breuer, Senior Managing Director—Head of E-Commerce	3/31/2007	1/23/2007	32,076	545,051

(1)
Pursuant to the Company's policies, the grant date for any award is always the last day of the month in which the award is to be granted.

(2)
Except for the grant of 400,000 RSUs to Mr. Heffron on April 30, 2007 (the "Heffron RSUs"), represents the date that the Compensation Committee approved the dollar value of the share-based compensation component of such named executive officers annual incentive compensation. On April 24, 2007, the Compensation Committee approved a grant of 400,000 RSUs to Mr. Heffron in connection with his execution of an employment agreement on April 30, 2007. The vesting of the Heffron RSUs was dependent on our stock achieving a certain average closing stock price over a six-month period, which was achieved in November 2007. As a result, 20% of the Heffron RSUs will vest on each of the first five anniversaries of the date of grant, provided Mr. Heffron is employed by the Company on each such date.

(3)
Except for the Heffron RSUs, represents restricted stock units granted in 2007 to such named executive officers as long-term incentive compensation for 2006. The manner in which the Company determines the number of restricted stock units that are granted is discussed in detail in this Proxy Statement under the caption "Compensation Discussion and Analysis."

(4)
Represents the fair value in accordance with the Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" of the awards as of the grant date. For further information on our accounting for share-based compensation, including the assumptions used, see notes 2 and 13 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table sets forth certain information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2007.

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Michael Gooch, Chairman of the Board and Chief Executive Officer	— — —	— — —	— — —	— — —	22,860 22,288 27,380	547,040 533,352 655,203
James Peers, Chief Financial Officer	— —	— —	— —	— —	15,240 15,924 19,556	364,693 381,061 467,975
Colin Heffron, President	— — — —	42,108 52,632 — —	2.97 5.25 — —	Feb 1, 2014 Feb 1, 2014 — —	30,476 50,940 56,720 400,000	729,291 1,218,994 1,357,310 9,572,000
Ronald Levi, Chief Operating Officer	157,896 36,844 —	52,632 — —	2.97 2.38 —	Jan 1, 2014 Apr 3, 2010 —	7,616 22,288 35,204	182,251 533,352 842,432
Jurgen Breuer, Senior Managing Director—Head of E-Commerce	— —	— —	— —	— —	15,240 12,740 32,076	364,693 304,868 767,579

(1)
Vesting dates of unvested option awards are as follows:

  Mr. Heffron—42,108 and 52,632 on February 1, 2008

  Mr. Levi—52,632 on January 1, 2008

(2)
The unvested restricted stock units for each of our named executive officers have vested or are due to vest on the following dates:

  Mr. Gooch—22,860 on January 25, 2008, 11,144 on January 31, 2008, 11,144 on January 31, 2009, 9,035 on March 31, 2008, 9,035 on March 31, 2009 and 9,310 on March 31, 2010.

  Mr. Peers—15,240 on January 25, 2008 (Mr. Peers has elected to defer the receipt of these shares until September 1, 2010), 7,964 on January 31, 2008 and 7,960 on January 31, 2009 (Mr. Peers has elected to defer the receipt of these shares until September 1, 2011), 6,453 on March 31, 2008, 6,453 on March 31, 2009 and 6,650 on March 31, 2010 (Mr. Peers has elected to defer the receipt of these shares until September 1, 2012).

  Mr. Heffron—30,476 on January 25, 2008 (Mr. Heffron has elected to defer the receipt of these shares until January 1, 2009), 25,468 on January 31, 2008, 25,472 on January 31, 2009,

  18,717 on March 31, 2008, 18,718 on March 31, 2009, 19,285 on March 31, 2010, 80,000 on April 30, 2008, 80,000 on April 30, 2009, 80,000 on April 30, 2010, 80,000 on April 30, 2011, 80,000 on April 30, 2012.

  Mr. Levi—7,616 on January 25, 2008, 11,144 on January 31, 2008, 11,144 on January 31, 2009, 11,617 on March 31, 2008, 11,617 on March 31, 2009 and 11,970 on March 31, 2010.

  Mr. Breuer—15,240 on January 25, 2008, 6,372 on January 31, 2008, 6,368 on January 31, 2009, 10,585 on March 31, 2008, 10,585 on March 31, 2009 and 10,906 on March 31, 2010.

(3)
Based on the closing market price of our Common Stock on December 31, 2007, as adjusted for the four-for-one stock split on March 31, 2008 of $23.93 per share.

OPTION EXERCISE AND STOCK VESTED

        The following table sets forth certain information concerning options exercised and stock vested during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)(3)
Michael Gooch, Chairman of the Board and Chief Executive Officer	—	—	33,324		517,045
James Peers, Chief Financial Officer	160,000	2,554,800	—	(4)	—
Colin Heffron, President	136,840	1,614,237	25,468	(5)	407,361
Ronald Levi, Chief Operating Officer	140,000	2,373,250	18,536		291,158
Jurgen Breuer, Senior Managing Director—Head of E-Commerce	—	—	21,152		327,679

(1)
We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the market price of the underlying shares at exercise and the exercise price of the options.

(2)
Amount represents the number of shares of Common Stock and the value realized upon vesting before any tax withholding due to such vesting.

(3)
We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

(4)
On January 25, 2007, 14,788 RSUs vested with a value of $225,887. Mr. Peers deferred the receipt of these shares until September 1, 2010. On January 31, 2007, 7,956 RSUs vested with a value of $127,256. Mr. Peers deferred the receipt of these shares until September 1, 2011.

(5)
In addition to the above, on January 25, 2007, 29,580 RSUs vested with a value of $451,835. Mr. Heffron deferred the receipt of these shares until January 1, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        We have entered into certain agreements with certain of our named executive officers and maintain certain plans that will require us to provide compensation to such executives in the event of a termination of their employment or a change-in-control of the Company. To receive these benefits following a change-in-control, the employment agreements with our named executive officers specify that there must be two triggering events, a change-in-control of the Company and a subsequent termination of the executive officer's employment without cause or by the named executive officer for good reason. Such triggering events were designed to achieve the Company's dual interest in retention and minimizing the potential cost to the Company of a change-in-control. The double-trigger ensures that we will become obligated to make payments under the change-in-control provisions contained in the employment agreements of certain of our named executive officers only if their employment actually terminates as a result of the change-in-control. These agreements and plans are described below.

        Disability Agreement with Chief Executive Officer.    On December 30, 2004, we entered into an agreement (the "Disability Agreement") regarding our obligations to Mr. Gooch, our Chief Executive Officer, if he is terminated following a permanent disability. "Permanent disability" is defined as Mr. Gooch's physical or mental illness, disability or impairment that prevents Mr. Gooch from continuing the performance of his normal duties and responsibilities for a period in excess of six consecutive months. A written determination of two qualified physicians shall be conclusive evidence of whether a "permanent disability" has occurred.

        This agreement provides that if Mr. Gooch is terminated due to his "permanent disability" then he (or his personal representative, as the case may be) shall be entitled to receive the following benefits:

  •
  salary and bonus continuation for the three year period following the termination date, at a rate equal to the rate of his base salary and bonus for the last full fiscal year immediately preceding such termination (including the cash value of any equity awards in such year),

  •
  coverage under our medical, dental and life insurance plans for the three year period following the termination date on the same terms as such plans are made available to the our most senior salaried officers generally, and

  •
  reimbursement of any expenses incurred by Mr. Gooch in the ordinary course of employment prior to his termination consistent with our then existing expense reimbursement policy.

        Assuming Mr. Gooch's employment was terminated as of December 31, 2007 by reason of a "permanent disability", as defined in the Disability Agreement, Mr. Gooch would have been entitled to receive approximately $5,265,610 in salary and bonus continuation. The cash value of the equity portion of his annual incentive compensation for 2007 was calculated using the closing price of our Common Stock on December 31, 2007, which was $23.93, as adjusted for the four-for-one stock split effective on March 31, 2008. In addition, the continuation of insurance, described above, would be valued at approximately $45,293 based on the historical cost of such benefits during 2007.

        Employment Agreement with President.    We entered into an employment agreement with Colin Heffron, our President, on April 30, 2007. This agreement continues until December 31, 2009, unless earlier terminated in accordance with its terms, and automatically renews for one-year periods unless the parties deliver notice of their desire not to renew for a subsequent term. Pursuant to the terms of this agreement, Mr. Heffron is entitled to an annual base salary of $700,000 and a discretionary bonus as may be determined by the Compensation Committee. In addition, Mr. Heffron will be entitled to certain fringe benefits, not to exceed $110,000 per year.

        This agreement provides for severance payments to Mr. Heffron in the event that (i) his employment is terminated by the Company for any reason other than for "cause" or (ii) Mr. Heffron terminates his employment with the Company (a) for "good reason" or (b) following notice from the Company that his agreement will not be renewed following the end of the term. The terms "cause" and "good reason" are defined in the agreement. The severance amount in these situations will include (i) accrued but unpaid base salary and expenses with respect to the period prior to termination, (ii) any unpaid bonus for the prior year, if any, that the Company has declared earned, and (iii) a cash payment equal to (a) two times the sum of Mr. Heffron's annual base salary (three times annual base salary in the event the termination occurs within one year following a change-in-control, as defined in the agreement) plus (b) two times the average annual bonus earned during the two most recently completed fiscal years. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Heffron under the Company's medical plans for two years following termination. Finally, any restricted stock units or stock options that have been granted to Mr. Heffron that are subject to vesting based solely on Mr. Heffron's continued employment that are then unvested shall immediately vest upon such a termination and, if applicable, become exercisable and shall generally remain exercisable for a period of three months following the date of termination.

        This agreement also provides for severance payments to Mr. Heffron in the event that his employment is terminated by the Company by reason of his death or disability. The term "disability" is defined in the Agreement. The severance amount following termination by reason of death or disability includes (i) a cash payment equal to Mr. Heffron's annual bonus from the prior year pro-rated based on the number of days Mr. Heffron has been employed in the year of such termination, (ii) any accrued but unpaid base salary and expenses with respect to the period prior to termination, and (iii) any unpaid bonus for the prior year, if any, that the Company has declared earned. The Company will also pay for the cost of the premiums for continued medical coverage for Mr. Heffron under the Company's medical plans for two years following termination.

        This agreement also contains post-termination restrictions on certain competitive activities. During the term of his employment and for a period of up to twenty-four months following his termination of employment, Mr. Heffron is subject to both a non-competition and non-solicitation (of customers and Company employees) covenant.

        Assuming Mr. Heffron's employment was terminated as of December 31, 2007, (i) without "cause", as defined in the employment agreement, (ii) by Mr. Heffron for "good reason" as defined in the employment agreement, or (iii) following notice from the Company that his contract will not be renewed following the end of the term, Mr. Heffron would have been entitled to receive approximately $4,635,000, which is comprised of a lump sum payment of two times Mr. Heffron's annual base salary, plus two times the average annual bonus earned during the two most recently completed fiscal years. In the case such termination occurred within one year following a change-in-control, Mr. Heffron would have been entitled to receive an additional $700,000, representing an additional year of Mr. Heffron's annual base salary. Mr. Heffron would also be entitled to continuation of health coverage for two years, as described above, which would be valued at approximately $27,051 based on the historical cost of such benefits during 2007. Finally, 94,740 stock options and 538,136 restricted stock units held by Mr. Heffron that were unvested as of December 31, 2007 would have become vested and, in the case of the stock options, would generally remain exercisable for a period of three months following termination. The value of these options (calculated on the difference between our stock price on December 31, 2007 and the exercise price of each option) would have been $1,865,749 and the value of these restricted stock units would have been $12,877,595.

        Assuming Mr. Heffron's employment was terminated by the Company as of December 31, 2007 by reason of his death or disability, Mr. Heffron would be entitled to receive approximately $1,535,000, which is comprised of a cash payment equal to Mr. Heffron's annual bonus from the prior year pro-rated based on the number of days Mr. Heffron had been employed in the year of such termination. Such amount would also include any accrued but unpaid base salary and expenses. Mr. Heffron would also be entitled to continuation of health coverage for two years, as described above, which would be valued at approximately $27,051 based on the historical cost of such benefits during 2007.

        Employment Agreement with Chief Financial Officer.    We entered into an employment agreement with James A. Peers, our Chief Financial Officer, on November 18, 2002. This agreement has an indefinite term, subject to termination of the agreement by either party upon six months notice. Mr. Peers is currently paid an annual salary of $350,000 and his employment agreement provides for continued participation in all compensation and benefit plans.

        Mr. Peers' employment agreement provides for the payment of benefits if we terminate his employment without "cause", as defined in the agreement. Upon such termination, Mr. Peers would be entitled to receive:

  •
  a salary continuation benefit for a period of up to six months, which would be reduced by any portion of the notice period in which he is not requested to work and

  •
  an amount in lieu of discretionary bonus equal to (x) such bonus, if any, paid for the fiscal year immediately preceding the year in which employment is terminated, multiplied by (y) a fraction, the numerator of which is the number of days of employment during the fiscal year in which employment was terminated, and the denominator of which is 365.

        This agreement also provides that upon resignation with "good reason" within six months following a "change-in-control", Mr. Peers will generally be entitled to receive the following benefits:

  •
  a lump sum payment in an amount equal to twelve months base salary, minus applicable withholdings and deductions;

  •
  the cost of maintaining health and dental insurance coverage for the earlier of six months after the termination of employment or until he secures new employment;

  •
  all employee or incentive stock options granted to him which are outstanding and unexercised on the date of termination of employment will become fully vested and such stock options will continue to be exercisable at any time within the one year period following the date of termination; and

  •
  an amount in lieu of discretionary bonus equal to (x) such bonus, if any, paid for the fiscal year immediately preceding the year in which such employment is terminated, multiplied by (y) a fraction, the numerator of which is the number of days of employment during the fiscal year in which employment was terminated, and the denominator of which is 365.

        Under the employment agreement, the term "good reason" means any of the following events occurring within six months after a change-in-control: (i) relocation of Mr. Peers offices more than 50 miles from our current office on Wall Street, (ii) any material diminution of his position, duties and responsibilities, (iii) any material diminution of his base salary, or (iv) any other material breach of the agreement that continues uncured after Mr. Peers gives us 30 days' notice. Under the employment agreement, a change-in-control is deemed to take place whenever (1) a person, group of persons, or other entity becomes the beneficial owner of our common stock having 50% of more of the combined voting power of our then-outstanding securities, (2) the transfer, whether by sale or merger, of all or substantially all of our business and assets or (3) the adoption by us a plan of liquidation or dissolution.

        The agreement requires Mr. Peers to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of employment. In addition, all severance payments under Mr. Peers' employment agreement are conditioned on Mr. Peers executing a release in favor of GFI.

        Assuming Mr. Peers' employment was terminated as of December 31, 2007, without "cause", as defined in the agreement, and without any notice period during which Mr. Peers did not work, Mr. Peers would have been entitled to receive approximately $175,000 in salary continuation. In addition, Mr. Peers would have been entitled to a payment of $360,000 in lieu of a discretionary bonus.

        Assuming Mr. Peers' resigned for "good reason" as of December 31, 2007 following a "change-in-control" in the prior six months, Mr. Peers would have been entitled to a lump sum payment of $710,000, which is comprised of the lump sum payment of twelve months salary and the payment in lieu of a discretionary bonus described above. In addition, the continuation of insurance for six months, described above, would be valued at approximately $6,763 based on the historical cost of such benefits during 2007. Mr. Peers does not currently have any options.

        Other Named Executive Officers.    Except for the agreements for Messrs. Gooch, Peers and Heffron described above, none of our named executive officers has an employment agreement or other agreement, which provides for any severance payment upon the termination of their employment or in connection with a change-in-control of the Company. We may enter into employment agreements or other agreements in the future with our named executive officers, including Mr. Gooch, which provide for payments in the event of their termination of employment or a change-in-control.

        Equity Compensation Plans.    Equity grants made to all employees, including the named executive officers, under our 2000 and 2002 Stock Option Plans will fully vest on a change-in-control. Of our named executive officers, only Mr. Heffron and Mr. Levi have been granted any options under either of these plans that are currently unvested.

        Assuming there was a change-in-control on December 31, 2007, Mr. Heffron would have had 94,740 options vest with a value of $1,865,749, and Mr. Levi would have had 52,632 options vest with a value of $1,103,167. These values were calculated by multiplying the number of options that vested times the difference between the market price of the underlying shares of Common Stock on December 31, 2007 and the exercise price of the options.

        For equity grants made pursuant to the 2004 Equity Incentive Plan, including all restricted stock unit grants made to date, our Board may, in its discretion, determine if there should be accelerated vesting, cash outs or other adjustments to all or any grants under the plan. Accordingly, unless so determined by the Board or as otherwise provided in individual employment agreements or grant agreements, the vesting of restricted stock units will not accelerate in connection with a change-in-control or other business combination.

COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION

        The following table provides certain summary information concerning all compensation earned for the year ended December 31, 2007 by our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)
Geoffrey Kalish	—	101,710	(1)	—	101,710
John R. MacDonald	—	94,744	(2)	—	94,744
John Ward	67,000	25,893	(3)	—	92,893
Marisa Cassoni	3,000	108,875	(4)	—	111,875

(1)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2007 under FAS 123R for restricted stock units, which included (i) 2,932 restricted stock units granted on January 31, 2006 with a fair value of $40,014 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant, (ii) 4,740 restricted stock units granted on January 31, 2007 with a fair value of $75,816 on the date of grant that vested on December 31, 2007 and (iii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

(2)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2007 under FAS 123R for restricted stock units which included (i) 3,680 restricted stock units granted on May 31, 2006 with a fair value of $50,011 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant, (ii) 4,100 restricted stock units granted on January 31, 2007 with a fair value of $65,580 on the date of grant that vested on December 31, 2007 and (iii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

(3)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2007 under FAS 123R for restricted stock units, which included (i) 2,932 restricted stock units granted on January 31, 2006 with a fair value of $40,014 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant and (ii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

(4)
Represents the compensation expense incurred by the Company during the fiscal year ended December 31, 2007 under FAS 123R for restricted stock units, which included (i) 2,932 restricted stock units with a fair value of $40,014 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant (ii) 5,188 restricted stock units with a fair value of $82,982 on the date of grant that vested on December 31, 2007 and (iii) 2,560 restricted stock units granted on January 31, 2007 with a fair value of $40,947 on the date of grant that become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

        Messrs. Gooch and Heffron, our Chief Executive Officer and President, are not compensated for their service as directors. All directors are reimbursed for any expenses incurred in attending Board and Board Committee meetings.

        Pursuant to the policies described below, our non-executive directors are eligible to receive compensation comprised of (i) a cash retainer, (ii) meeting/chairperson fees, and (iii) an annual grant of restricted stock units.

        On March 24, 2005, our Board, upon the recommendation of its Compensation Committee, adopted a compensation policy for non-executive directors as amended on December 7, 2006 (the "2007 Policy") and as further amended on January 23, 2008 (the "2008 Policy"). This policy, as amended, was adopted in order to provide competitive compensation to attract and retain qualified non-employee directors. The 2007 Policy was effective and applied to all non-executive director compensation for fiscal year 2007 and the 2008 Policy will be effective for fiscal years beginning with 2008.

        In fiscal 2007 and pursuant to the 2007 Policy, each director who was not an employee of the Company received an annual retainer of $40,000 plus

$1,000 for each Board meeting attended. Each non-employee director who is a member of a Board Committee also received $1,000 for each Board Committee meeting attended. In addition, the Chairperson of the Audit Committee received an additional annual fee of $15,000 and the each of the Chairpersons of the Compensation Committee and the Risk Policy Committee received an additional annual fee of $10,000.

        The 2008 Policy provides for the same meeting fees, however the annual retainer has been increased to $50,000 and the annual fee paid to the Chairperson of the Audit Committee was increased to $20,000. In addition, the 2008 Policy provides that the Chairperson of the Board Credentialing Committee shall receive $10,000 per annum and the Lead Non-Executive Director shall receive $10,000 per annum.

        Both policies provide that each non-executive director may elect to receive all or a portion of his/her cash retainer, meeting or chairperson fees in either cash, restricted stock units or a combination of both, provided that any election to receive restricted stock units must be made prior to the beginning of each year. Cash payments will be paid in quarterly installments in arrears. If a non-employee director elects to receive all or a portion of his/her fees and retainers in the form of restricted stock units, than under both policies, such restricted stock will be granted in January of each year and will be based on the average of the closing prices of the our Common Stock during the last two-week period in the month of grant and vest on December 31st of the year of grant. We estimate the number of meetings for the year in order to determine the value of restricted stock units that will be granted. If such estimates fall short of the actual number of meetings, we pay any additional fees owed to non-executive directors in cash. Under the 2008 Policy, if a director attends fewer meetings than the number estimated, such additional fees paid in restricted stock units will reduce the number of restricted stock units to be granted to such director the following year on a dollar for dollar basis.

        The 2008 Policy also provides that if there are any changes in the Chairmanship of any Committee that results in excess fees having been paid to a director during any year, then such excess fees will reduce the number of restricted stock units to be granted to such director the following year on a dollar for dollar basis. If such director no longer serves as a member of the Board in the following year, then the Compensation Committee may, in its discretion, require or waive the repayment of such excess fees.

        In 2007 and pursuant to the 2007 Policy, Messrs. Kalish and MacDonald and Ms. Cassoni elected to receive all of their cash retainer, meeting and chairperson fees in the form of restricted stock units. Therefore, we estimated the number of meetings to be held by the Board and each committee during fiscal 2007 and, as set forth in the table above and the related footnotes, on

January 31, 2007 we granted to each of Mr. Kalish, Ms. Cassoni and Mr. MacDonald 4,740, 5,188 and 4,100 restricted stock units, respectively. The cash payments in "Fees Earned or Paid in Cash" for Ms. Cassoni reflect fees earned for additional meetings that she attended in 2007 that were not included in our estimates at the time of grant.

        Pursuant to both the 2007 Policy and the 2008 Policy, non-executive directors are also entitled to receive annual grants of restricted stock units on the following terms. The number of restricted stock units granted under the 2007 Policy was determined by dividing $40,000 by the average of the closing prices of the Company's Common Stock over the last two-week period in the month of grant. Pursuant to the 2008 Policy, annual grants will calculated by dividing $50,000 by the average of the closing prices of the Company's Common Stock over the last two-week period in the month of grant. The date of grant shall be determined by the Compensation Committee. The restricted stock unit grants are subject to the terms and conditions of a separate grant agreement and the GFI Group Inc. 2004 Equity Incentive Plan and, in the event stockholders approve the 2008 Equity Incentive Plan, future grants shall be subject to the terms and conditions of the 2008 Equity Incentive Plan. Grants made under the 2007 Policy shall be subject to the restrictions and conditions to be set forth in a grant agreement and one-third of the units shall become unrestricted and vest on each of the first, second and third anniversaries of the date of grant. Grants made under the 2008 Policy shall become unrestricted and vest on December 31 in the year of the grant.

        The 2008 Policy provides that new non-executive directors that are appointed or elected to the Board will be granted a number of restricted stock units equal to $50,000 divided by the average of the closing prices of the Company's Common Stock over the last two-week period in the month of such appointment or election, unless otherwise determined by the Compensation Committee. Such grants will be made on the last day of the month in which the non-executive director joins the Board and thirty-three, thirty-three and thirty-four percent of these restricted stock units shall vest on each of the first, second and third anniversaries of the date of grant, respectively.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

        On January 23, 2008, our Board adopted a non-executive director stock ownership guideline to encourage stock ownership by non-executive directors and to align non-executive directors' interests with those of our stockholders. These guidelines generally state that non-executive directors must hold an amount of our Common Stock equal to the value of three times their annual cash retainer, or $150,000, and that such level of ownership shall be achieved within three years of becoming a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of our Compensation Committee are Messrs. Ward and MacDonald, neither of whom is, nor has been, an employee or officer of the Company. During fiscal 2007, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 407(e) of Regulation S-K. During fiscal 2007, none of the Company's executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information relating to the only entities that, as of April 1, 2008, (other than as set forth under "Security Ownership of Directors and Executive Officers" below) are known to us to be the beneficial owners of more than five percent of our Common Stock:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Entities Affiliated with Jersey Partners Inc. (1) 1111 Route 110 Suite 327-328 Farmingdale, NY 11735	50,569,672	43%

(1)
Includes 50,325,560 shares of Common Stock held directly by Jersey Partners. Also includes 5,264 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners. Also includes 238,848 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information, as of April 1, 2008, with respect to the beneficial ownership of our Common Stock by: (i) each director; (ii) each of the Named Executive Officers; and (iii) all executive officers and directors as a group. Each person listed below can be reached at our headquarters located at 100 Wall Street, New York, NY 10005.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Michael Gooch(1)(2)	50,818,561	43.2%
James A. Peers(3)	—	*
Colin Heffron(4)	261,774	*
Ronald Levi(5)	282,474	*
Jurgen Breuer	36,581	*
Geoffrey Kalish(6)	28,736	*
John W. Ward	12,284,	*
Marisa Cassoni	42,476	*
John R. MacDonald(7)	16,770	*
All executive officers and directors as a group (11persons)(8)	51,643,325	43.8

*
Less than 1%

(1)
Includes all shares of Common Stock beneficially owned by the entities affiliated with Jersey Partners as described in footnote (2) below. Mr. Gooch controls the voting and disposition of these shares through his ownership of approximately 70% of the outstanding common stock of Jersey Partners. Also includes 54,336 shares of Common Stock which are held for the benefit of Mr. Gooch's wife, 1,320 shares of Common Stock owned by Mr. Gooch's children and 42,104 shares of Common Stock which are held by the Gooch Investment Trust. Mr. Gooch disclaims beneficial ownership with respect to these shares.

(2)
Includes 50,325,560 shares of Common Stock held directly by Jersey Partners. Also includes 5,264 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners. Also includes 238,848 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

(3)
Does not include 43,195 shares of Common Stock that were issuable upon the vesting of restricted stock units for which Mr. Peers has deferred receipt.

(4)
Does not include any of the shares of our company owned by Jersey Partners. Mr. Heffron owns approximately 5% of the outstanding common stock of Jersey Partners. Does not include 58,360 shares of Common Stock that were issuable upon the vesting of restricted stock units for which Mr. Heffron has deferred receipt. Includes 80,000 shares of Common Stock, before any tax withholding that will be calculated on the vesting date, issuable upon the vesting of restricted stock units that are scheduled to vest within 60 days of April 1, 2008. Also includes 94,740 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 1, 2008.

(5)
Includes 247,372 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 1, 2008. Mr. Levi holds options to purchase 189,472 shares of our issued and outstanding Common Stock currently held by Jersey Partners. These options are currently exercisable.

(6)
Represents 20,708 shares of Common Stock beneficially owned by Venturion Capital LLC. Mr. Kalish disclaims beneficial ownership of the shares held by this fund except to the extent of his pecuniary interests in such fund.

(7)
Includes 1,214 shares of Common Stock, before any tax withholding that will be calculated on the vesting date, issuable upon the vesting of restricted stock units that are scheduled to vest within 60 days of April 1, 2008.

(8)
Includes 120,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 1, 2008. Also includes 1,140 shares of Common Stock owned by an executive officer's children living in his home. Such executive officer disclaims beneficial ownership of these shares.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2007, with respect to the Common Stock that may be issued under our existing equity compensation plans. The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been so approved. The footnotes and other information following the table are intended to provide additional detail on the compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,166,604	$3.31	6,181,760	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,166,604	$3.31	6,181,760

(1)
Includes information solely relating to stock options. There are no warrants or rights outstanding.

(2)
The number of securities remaining available for future issuance under equity compensation plans has been reduced by the number of shares underlying restricted stock units that have been granted, but have not vested, as of December 31, 2007. Such restricted stock units vest and are settled in unrestricted Common Stock in installments over a period of time. We allow employees to elect to have us withhold shares of Common Stock to satisfy minimum statutory tax withholding obligations arising on the vesting and settlement of restricted stock units. Any shares withheld by us for tax withholdings or that are not issued as a result of the conditions to vesting not being met will become available for future issuance under our 2004 Equity Incentive Plan or if approved by our stockholders, the Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and any persons who own more than 10% of the Common Stock, to file reports of initial ownership of the Common Stock and subsequent changes in that ownership with the SEC and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal 2007 all Section 16(a) filing requirements were complied with.

AUDIT COMMITTEE REPORT

        The members of the Audit Committee have been appointed by the Board and the Audit Committee is governed by a charter, which has been approved and adopted by the Board and is reviewed and reassessed annually by the Audit Committee.

        The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the Company's independent auditor(s), (3) the performance of the Company's internal audit function and (4) the Company's systems of disclosure controls and procedures, external financial reporting and internal control over financial reporting.

        The Audit Committee has the sole authority to appoint or replace the Company's independent auditors, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of the Company's independent auditor and, in addition, reviewed and pre-approved all services provided during 2007.

        Management is responsible for the preparation and integrity of the Company's financial statements. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2007 and met with both management and the Company's external auditors to discuss those financial statements, including the critical accounting policies on which the financial statements are based. Management and the external auditors have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

                AUDIT COMMITTEE

                Marisa Cassoni, Chairperson
                Geoffrey Kalish
                John R. MacDonald

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

LEASE

        Jersey Partners Inc. is a guarantor of our obligations under our lease for office space at 100 Wall Street, New York, New York 10005, where we occupy approximately 88,000 square feet of leased space, pursuant to a lease that expires on September 30, 2013, unless earlier terminated in accordance with the terms of the lease. In June 2007, pursuant to the terms of the lease, we terminated the lease with respect to approximately 51,000 square feet effective June 30, 2008.

        We also lease a corporate apartment in London from GFI Brokers (Channel Islands) Limited. We are currently paying a monthly lease payment of approximately £2,000 for this apartment.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

        We recognize that transactions with related parties may present potential or actual conflicts of interest. Therefore, it has been our practice to have our independent directors review the terms and conditions of any transactions that might be considered a "related party transaction". Such transactions, if any, are reviewed to determine if the transaction is on terms comparable to those that could be obtained in arms' length dealings with an unrelated third party. Any transactions that might be considered "related party transactions" must be approved by our Audit Committee, as set forth in the Audit Committee's Charter.

DIRECTOR INDEPENDENCE

        The information regarding Director Independence is set forth under the heading "MATTERS RELATING TO CORPORATE GOVERNANCE, THE BOARD AND BOARD COMMITTEES" above.

OTHER MATTERS

        At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2009 ANNUAL MEETING

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2009 Annual Meeting must do so no later than December 24, 2008. In addition, any proposal to be included in the Company's proxy materials must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act and the applicable provisions of the Company's Certificate of Incorporation or Second Amended and Restated Bylaws (as so amended, the "Bylaws"). Such proposals should be delivered personally to, or mailed to and received by the Secretary of the Company at the address below.

        Requirements for Stockholder Proposals to be Brought Before the 2009 Annual Meeting.    In accordance with Article II, Section 2.7 of the Company's Bylaws, in order for stockholder nomination or other matter to be properly brought before the 2009 Annual Meeting by a stockholder, such matter must have been specified in a written notice given by a stockholder of record on the record date for such meeting, which conforms to the requirements of Article II, Section 2.7 of the Bylaws and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting first made. Any such proposal shall also comply with the applicable provisions of the Company's Certificate of Incorporation or Bylaws.

ELECTRONIC VOTING AND ACCESS TO PROXY MATERIALS

        Stockholders whose shares of Common Stock are registered in their own names may vote by mailing a completed proxy card, via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the enclosed proxy card. If your shares of Common Stock are registered in the name of a bank or brokerage firm or other nominee you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares of Common Stock per your instructions. Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on June 11, 2008. If internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

        As previously noted, you may revoke or change a previously delivered proxy card at any time before the Annual Meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to the Secretary of the Company before the beginning of the Annual Meeting. A vote via the internet or by telephone may be revoked by executing a later-dated proxy card or subsequently voting via the internet or by telephone. Regardless of the manner in which you vote, you may also revoke your proxy vote by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself revoke a valid proxy that was previously delivered.

REPORTS

        The Company's Annual Report to stockholders for the fiscal year ended December 31, 2007 has been integrated with the Company's Annual Report on Form 10-K for the same period. Accordingly, the 2007 Annual Report on Form 10-K is being mailed to all stockholders of record and accompanies this Proxy Statement. This Proxy Statement and the Company's 2007 Annual Report to stockholders and Annual Report on Form 10-K are also available on the Company's website at http://www.gfigroup.com.

By order of the Board of Directors

Scott Pintoff,
Corporate Secretary

GFI Group Inc.
100 Wall Street
New York, New York 10005
April 23, 2008

Appendix A

GFI GROUP INC.
2008 EQUITY INCENTIVE PLAN

ARTICLE I
EFFECTIVE DATE AND PURPOSE

        1.1    Effective Date.    The Plan, as adopted by the Board of Directors of GFI Group Inc. (the "Company") on April 23, 2008 shall be known as the GFI Group Inc. 2008 Equity Incentive Plan, and shall be effective as of June 11, 2008 (the "Effective Date"), subject to the approval of the Plan by the shareholders of the Company within 12 months of the Effective Date in accordance with Sections 422 of the Code.

        1.2    Purpose of the Plan.    The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees, Independent Contractors and Members of the Board of the Company and its Subsidiaries and Affiliates. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock Awards.

ARTICLE II
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) directly or indirectly controlled by the Company.

        "Award" means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

        "Award Agreement" means the written agreement setting forth the terms and conditions applicable to an Award.

        "Base Price" means the price at which a SAR may be exercised with respect to a Share.

        "Board" means the Company's Board of Directors, as constituted from time to time.

        "Change-in-Control" means the first (and only the first) to occur of the following:

          (a)   any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) or "group" (as such term is used in Section 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Voting Stock of the Company other than pursuant to a Corporate Transaction (as defined below) that does not constitute a Change-in-Control under clause (e), below; provided that this clause (a) shall not apply with respect to a stockholder of the Company who beneficially owns more than 25% of the Voting Stock of the Company on the effective date of the Agreement;

          (b)   all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, substantially all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company;

          (c)   a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the Agreement or, if any such individual is no longer a member of the Board, any successor to any such individual (or to any successor to any such individual) if the election or nomination for election of such individual or successor was supported by a majority of the directors who then comprised the Incumbent Directors;

          (d)   the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets if such plan of liquidation will result in the winding-up of the business of the Company;

          (e)   the consummation of any merger, consolidation or other similar corporate transaction (a "Corporate Transaction") unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction, more than 50% of the Voting Stock of the Company (or the company surviving any such transaction involving the Company or the ultimate parent company of the Company or such surviving company, as applicable, if the Company or such surviving company is a subsidiary of another entity), (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company); or

        For purposes of this Change-in-Control definition, "the Company" shall include any entity that succeeds to all or substantially all of the business of the Company and "Voting Stock" shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Committee" means the committee of the Board described in Article 3.

        "Employee" means an employee of the Company, a Related Company, or a Subsidiary (each an "Employer") designated by the Committee.

        "Exercise Price" means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

        "Fair Market Value" means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are readily traded on an established national or regional securities exchange, the last reported sales price transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the closing sales price as reported by the exchange for the first trading date preceding the date by which such value is being determined for which a transaction was reported, (b) if the Shares are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share on the date as of which such value is being determined, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

        "Grant Date" means the date that the Award is granted.

        "Immediate Family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws (including all such relationships arising because of legal adoption) and any other person required under applicable law to be accorded a status identical to any of the foregoing.

        "Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

        "Independent Contractor" means a person employed by the Company, a Related Company or a Subsidiary for a specific task, study or project who is not an Employee.

        "Member of the Board" means an individual who is a member of the Board or of the board of directors of a Related Company or a Subsidiary.

        "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

        "Option" means an option to purchase Shares granted pursuant to Article 5.

        "Other Stock Award" means an Award granted pursuant to Article 8 to receive Shares on the terms specified in any applicable Award Agreement.

        "Participant" means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

        "Performance Goals" means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

        "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

        "Period of Restriction" means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

        "Plan" means this GFI Group Inc. 2008 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        "Related Company" means any person or entity that would be considered a single employer with the Company under Section 414(b) or (c) of the Code if the language "at least 80 percent" as used in connection with the application of these provisions were replaced by "at least 50%."

        "Restricted Stock" means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

        "Restricted Stock Unit" or "RSU" means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

        "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

        "Share" means the Company's Common Stock, par value $0.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.

        "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

        "Stock Award" means an Award of Restricted Stock or an RSU pursuant to Article 6.

        "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

        "Ten Percent Holder" means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE III
ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered by the Compensation Committee of the Board. It is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b-3, (b) an "outside director" under Section 162(m) of the Code and (c) an "independent director" under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

        Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

        3.2    Authority and Action of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions.

The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting or payment of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

        Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company, a Related Company, or a Subsidiary; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

        The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company's independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

        Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the

Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary; provided, however, that no substitution or exchange of an outstanding Award shall result in the reduction of the exercise price of any outstanding Option, Base Price of any outstanding SAR, or purchase price of any other outstanding Award conferring a right to purchase Stock to an amount less than the Fair Market Value of a share at the date of grant of such outstanding Award.

        3.3    Delegation by the Committee.    The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person or (b) any Award granted to a "covered employee" (within the meaning of Section 162(m) of the Code) that is intended to satisfy the requirements applicable to "qualified performance-based compensation" under Section 162(m) of the Code.

        3.4    Decisions Binding.    All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

        3.5    Performance Goals.    The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses and/or other one-time or extraordinary items of income, revenue or expense as the Committee may determine: level of revenues, earnings per share, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, stock price, cash flow, completion of acquisitions, business expansion and product diversification. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to adjustment as provided in Section 9.13, the number of Shares available for grants of Awards under the Plan shall be the sum of (a) 8,250,000 Shares plus (b) the number of Shares subject to awards granted under the 2004 Equity Incentive Plan that thereafter would meet the requirements of Section 4.2 if such awards had been granted under this Plan. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. The maximum number of shares with respect to which Incentive Stock Options may be granted shall be 5,000,000.

        4.2    Lapsed Awards.    To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

ARTICLE V
STOCK OPTIONS

        5.1    Grant of Options.    Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this Plan is adopted by the Board or (ii) the date this Plan is approved by the Company's shareholders.

        5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the

Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

        5.3    Exercise Price.    Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

        5.4    Expiration Dates.    Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

        5.5    Exercisability of Options.    Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

        5.6    Method of Exercise.    Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or any equivalent agreed to in advance by the Committee. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

        5.7    Restrictions on Share Transferability.    Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

        5.8    Limit on Individual Awards.    Subject to adjustment as provided in Section 9.13, the maximum number of Shares with respect to which Options and SARs may be granted during any year to any person shall be 1,000,000 Shares.

ARTICLE VI
STOCK AWARDS

        6.1    Grant of Stock Awards.    Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such Stock Awards, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

        6.2    Stock Award Agreement.    Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares or RSUs granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine. RSU awards shall be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant until the end of the Period of Restriction, or as otherwise specified in the applicable Award Agreement.

        6.3    Transferability/Share Certificates.    Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder's name or a nominee's name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

        6.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

          6.4.1    General Restrictions.    The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

          6.4.2    Legend on Certificates.    The Committee shall legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

    "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE GFI GROUP, INC. 2008 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND GFI GROUP, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF GFI GROUP, INC. [                        ] NEW YORK, NY [                        ]. GFI GROUP, INC. WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. GFI GROUP, INC. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

        6.5    Removal of Restrictions/Payment of Restricted Stock Unit Grants.    Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company's right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant. Except as otherwise provided in this Section 6 or under applicable law, Restricted Stock Units shall be paid on such date and in such form (e.g., cash, shares, or a combination of cash and shares) as the Committee, in its sole discretion, shall determine.

        6.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

        6.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. In connection with the grant of RSUs or other Awards, the Committee may, in their sole discretion, grant "dividend equivalent rights", which shall represent the right to receive during the period the right is outstanding any dividends paid or declared on a specified number of Shares. If such "dividend equivalent rights" are granted, then the Committee shall specify the terms and conditions (including the manner in which such rights become vested and the form of payment(s) to be made with respect to such rights) applicable to any such right in the applicable Award Agreement.

        6.8    Performance Goals and Performance Periods.    The Committee may grant Stock Awards that become earned if the Participant achieves the applicable Performance Goals during and in respect of the designated Performance Period. The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for the Stock Awards setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period, as certified by the Committee. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance

Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time, unless such adjustment causes a Stock Award to no longer qualify as performance-based compensation under Code section 162(m). The maximum number of Shares that may be awarded to any person in any one year in the form of Stock Awards subject to Performance Goals is 1,000,000.

ARTICLE VII
STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

        7.2    Base Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

        7.3    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        7.4    Expiration Dates.    Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

        7.5    Payment of SAR Amount.    Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

        7.6    Payment Upon Exercise of SAR.    Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE VIII
OTHER STOCK AWARDS

        8.1    Grant of Other Stock Awards.    Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards ("Other Stock Awards") on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE IX
MISCELLANEOUS

        9.1    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, for any reason and with or without cause. The benefits granted under the Plan are entirely at the grace and discretion of the Company and are not compensation for past performance.

        9.2    Participation.    No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        9.3    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        9.4    Sub-Plans.    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Committee or its delegate, in its sole discretion, shall have the power and authority to (1) determine which Employees that are subject to the tax laws of nations other than the United States are eligible to participate in the Plan, (2) modify the terms and conditions of any Awards granted to such Employees, and (3) establish subplans, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans established under this Plan by the Committee shall be attached to this Plan as appendices.

        9.5    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

        9.6    Beneficiary Designations.    Subject to the restrictions in Section 9.7 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

        9.7    Nontransferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement and with the consent of the Committee, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant's legal representative.

        9.8    No Rights as Stockholder.    Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

        9.9    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant's FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

        9.10    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

        9.11    No Corporate Action Restriction.    The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's or Affiliate's capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's or Affiliate's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's or Affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any

Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

        9.12    Restrictions on Shares.    Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant regulations and any registration, approval or action thereunder.

        9.13    Changes in Capital Structure.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change-in-control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a "Corporate Event") affects the Shares such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

        If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel a Participant's Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant's Awards, an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option, the amount of the spread).

        Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant's affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 9.12 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

        9.14    Leaves of Absence/Transfers.    The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfer.

ARTICLE X
AMENDMENT, TERMINATION AND DURATION

        10.1    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"); provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code and provided further, that no amendment shall reduce the exercise price of any outstanding Option, Base Price of any outstanding SAR, or purchase price of any other outstanding Award conferring a right to purchase Stock to an amount less than the Fair Market Value of a share at the date of grant of such outstanding Award. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. Notwithstanding the foregoing, the Committee may, but shall not be required to, amend or modify any Award to the extent necessary to avoid the imposition of taxes under Section 409A of the Code. The Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Participant for any liability incurred as a result of Code Section 409A. No Award may be granted during any period of suspension or after termination of the Plan.

        10.2    Duration of the Plan.    The Plan shall, subject to Section 10.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE XI
LEGAL CONSTRUCTION

        11.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        11.2    Severability.    In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

        11.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        11.4    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions. Participant hereby agrees to waive all rights to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to any Award Agreement.

        11.5    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

        11.6    Incentive Stock Options.    Should any Option granted under this Plan be designated an "Incentive Stock Option," but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

Appendix B

GFI GROUP INC.

2008 SENIOR EXECUTIVE ANNUAL BONUS PLAN

1.     Purpose

        This annual incentive plan (the "Plan") is applicable to those employees of GFI Group Inc. (the "Company") and its subsidiaries who are executive officers of the Company ("Covered Employees"), including members of the Board of Directors who are such employees.

        The Plan is designed to reward, through additional cash or equity compensation, Covered Employees for their significant efforts and contribution toward improved profitability and growth of the Company.

2.     Eligibility

        All Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the Covered Employees who shall participate in this Plan in any year (each, a "Participant") no later than 90 days after the commencement of the fiscal year of the Company (or such earlier or later date as may be the applicable deadline for the establishment of performance goals permitting the compensation payable to such Participant under this Plan with respect to such year to qualify as "qualified performance-based compensation" under Treasury Regulation section 1.162-27(e)) (as applicable, with respect to a Participant, the "Determination Date").

        A Participant may be permitted to participate in any other annual incentive plan established by the Company, but only to the extent such participation is permitted by section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (and, specifically, only to the extent such participation would not cause compensation payable under the Plan to fail to qualify as qualified performance-based compensation).

3.     Administration

        The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board"), or by another committee appointed by the Board (the Compensation Committee of the Board or such other committee, the "Committee"). The Committee shall be comprised exclusively of members of the Board who are "outside directors" within the meaning of section 162(m)(4)(C) of the Code and Treasury Regulation section 1.162-27(e)(3). The Committee shall have the authority, subject to the provisions herein: (a) to select Participants; (b) to establish and administer the performance goals and the award opportunities applicable to each Participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, and waive rules and regulations for the Plan's administration; and (e) to make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

4.     Establishment Of Performance Goals And Award Opportunities

        No later than the applicable Determination Date, the Committee shall establish in writing the method for computing the amount of compensation that will be payable under the Plan to each Participant in the Plan with respect to such year, the method for determining whether the performance goals established by the Committee for the applicable period with respect to such Participant are attained in whole or in part and, to the extent required by the Committee, if the Participant's employment by the Company or a subsidiary needs to continue without interruption during the year through the date the Participant's award is paid pursuant to paragraph 7 (or such earlier or later date specified by the Committee). Such method shall be stated in terms of an objective formula or standard that precludes discretion, within the meaning of Treasury Regulation section 1.162-27(e)(2)(iii)(A), to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each Participant. Notwithstanding anything to the contrary contained herein, the Committee may exercise negative discretion to reduce the amount of any bonus otherwise payable hereunder.

        No later than the applicable Determination Date with respect to a performance period, the Committee shall establish in writing the performance goals for such period, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses and/or other one-time or extraordinary items of income, revenue or expense as the Committee may determine: level of revenues, earnings per share, stock price, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, completion of acquisitions, business expansion and product diversification. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the Participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

        The Committee may structure the method for computing the amount of compensation that will be payable under the Plan with respect to all or any portion of a year as a pool (the "Incentive Pool") to be allocated among the Participants, whereby the amount of the Incentive Pool is determined as a function of one or more of the performance goals listed above. If this method is employed then no later than the applicable Determination Date the Committee shall establish for each Participant a maximum award, expressed as a percentage of the Incentive Pool for the year (a "Maximum Percentage"), provided that the total of all such maximum percentages shall not exceed 100%, and the Maximum Percentage for any one Participant shall not exceed the lesser of 40% of the total Incentive Pool or the maximum award specified in paragraph 5. Following the end of each year, the Committee shall determine the final amount of any award with respect to each Participant, which may range from zero to an amount not exceeding the amount equal to the Maximum Percentage specified for such Participant; provided, however, that the excess of (x) the amount of the Incentive Pool equal to the Maximum Percentage over (y) the amount of the award actually payable to a Participant with respect to the year shall not revert to the Incentive Pool or otherwise be used to increase the amount of any other Participant's award under the Plan. The aggregate amount of all awards under the Plan with respect to any year shall not exceed 100% of the Incentive Pool established for such year pursuant to this section.

        Notwithstanding anything to the contrary contained herein, an individual who becomes a Covered Employee after the applicable Determination Date may be selected as a Participant in the Plan. In such event, the Committee may establish a performance period of less than one year for such Participant or permit the Participant to participate in an existing bonus program, in each case, to the extent permissible under Section 162(m) of the Code.

5.     Maximum Award

        The maximum amount of compensation that may be paid under the Plan to any Participant for any year is $7,000,000.

6.     Attainment Of Performance Goals Required

        Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards may also be contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such year and through the date the Participant's award is paid pursuant to paragraph 7 (or such earlier or later date specified by the Committee). In the event of termination of employment by reason of death, disability or retirement (each as determined by the Committee in its sole discretion) during the Plan year or before a Participant's award with respect to a year is paid pursuant to paragraph 7, an award shall be payable under this Plan to the Participant or the Participant's estate for such year, which shall be paid at the same time as the award the Participant would have received for such year had no termination of employment occurred and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. For the sake of clarity, a pro rata bonus will be payable hereunder only if the performance goals established by the Committee have been achieved. Unless otherwise specified by the Committee, a Participant whose employment terminates prior to the date the Participant's award with respect to a year is paid pursuant to paragraph 7 (or such earlier or later date specified by the Committee) for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7.     Shareholder Approval And Committee Certification Contingencies: Payment Of Awards

        Payment of any awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan. Unless and until such shareholder approval is obtained, no award shall be paid or payable pursuant to this Plan. Payment of any award under this Plan shall also be contingent upon the Compensation Committee's certifying, in accordance with applicable treasury regulations under Code section 162(m) in writing that the performance goals and any other material terms applicable to such award were in fact satisfied. Unless and until the Committee so certifies, such award shall not be paid or payable. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash or in awards granted under the 2008 Equity Incentive Plan (subject to any payroll tax withholding the Company may determine applies).

        To the extent necessary for purposes of Code section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after the 5-year anniversary of initial shareholder approval.

8.     Amendment. Termination And Term Of Plan

        The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

9.     Interpretation And Construction

        Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as "qualified performance-based compensation" under Treasury Regulation 1.162-27(e), (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded, and (c) the Company intends for the Plan, as described herein and as may be subsequently amended from time to time, to be interpreted and operated in a manner such that no award under the Plan becomes subject to (i) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (ii) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (collectively, the "Section 409A Penalties"), but makes no guarantee that awards hereunder will not become subject to Section 409A Penalties. In the event that any award under the Plan becomes subject to Section 409A Penalties, responsibility for payment of such penalties shall rest solely with the affected Participant(s) and not with the Company. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Participant's employment, which shall remain "employment at will" unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10.   Governing Law

        The terms of this Plan shall be governed by the laws of the State of New York, without reference to the conflicts of laws principles thereof.

GFI Group Inc.
 100 Wall Street
New York, NY 10005

100 WALL STREET

NEW YORK, NY 10005

VOTE  BY  INTERNET  -  www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by GFI Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid  envelope  we  have  provided  or  return  it  to  GFI  Group  Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GFIGR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GFI GROUP INC.

The Board of Directors recommends a vote FOR each of the director nominees named herein and FOR each of the proposals listed below.

Election of Directors

1.		For	Against	Abstain

Nominees:
	1a) Michael Gooch	☐	☐	☐

	1b) Marisa Cassoni	☐	☐	☐

Proposals

2.	The ratification of the appointment of Deloitte & Touche LLP as independent auditor.	☐	☐	☐

3.	The approval of the GFI Group Inc. 2008 Equity Incentive Plan.	☐	☐	☐

4.	The approval of the GFI Group Inc. 2008 Senior Executive Annual Bonus Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

Proxy - GFI GROUP INC.

100 Wall Street

New York, New York 10005

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 11, 2008 at 10:00 a.m. E.D.T.

The undersigned stockholder of GFI Group Inc. (the “Company”) hereby appoints Michael Gooch, Scott Pintoff and J. Christopher Giancarlo and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, NY 10281 at 10:00 a.m. Eastern Daylight Time on June 11, 2008 and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on April 16, 2008 in accordance with the directions indicated herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  UNLESS  OTHERWISE  SPECIFIED,  THIS  PROXY  WILL  BE  VOTED  “FOR”  EACH  OF  THE  PROPOSALS HEREIN AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on reverse side)

QuickLinks

GFI Group Inc. 100 Wall Street New York, New York 10005
GFI Group Inc. 100 Wall Street New York, New York 10005
PROXY STATEMENT
Annual Meeting of Stockholders June 11, 2008
VOTING SECURITIES
I. ELECTION OF DIRECTORS
MATTERS RELATING TO CORPORATE GOVERNANCE, THE BOARD AND BOARD COMMITTEES
II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
III. APPROVAL OF THE GFI GROUP INC. 2008 EQUITY INCENTIVE PLAN
IV. APPROVAL OF THE GFI GROUP INC. 2008 SENIOR EXECUTIVE ANNUAL BONUS PLAN
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
OTHER MATTERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
ELECTRONIC VOTING AND ACCESS TO PROXY MATERIALS
REPORTS
GFI GROUP INC. 2008 SENIOR EXECUTIVE ANNUAL BONUS PLAN